AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY

OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT

 CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER,

SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO

 SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S

SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED

MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED NOVEMBER 21, 2023

LEGION WORKS, INC.

4275 Executive Square, Suite 200

La Jolla, CA 92037

(619) 452-1542

UP TO 7,122,262 UNITS COMPRISING

ONE SHARE OF VOTING COMMON STOCK AND

ONE HALF WARRANT EXERCISABLE FOR

 ONE HALF SHARE OF VOTING COMMON STOCK (1)

UP TO 3,553,672 SHARES OF VOTING COMMON STOCK

ISSUABLE UPON EXERCISE OF WARRANTS

SEE “SECURITIES BEING OFFERED” AT PAGE 49

MINIMUM INVESTMENT FOR UNITS: 140 Units ($504)

We are offering a maximum of 7,122,262 Units. Each Unit consists of 1 share of Voting Common Stock and ½ Warrant exercisable for ½ share of Voting Common Stock at an exercise price of $4.65 per share (each, a “$4.65 Warrant”). The Units will be sold at a price of $3.60 per Unit. The shares of Voting Common Stock and the $4.65 Warrants that are components of the Units will be immediately separable and issued separately but will be purchased together. In addition, we are also qualifying for issuance:

•	up to 3,561,131 shares of Voting Common Stock issuable upon exercise of the $4.65 Warrants, and

•

up to 112,617 shares of Voting Common Stock issuable upon exercise of warrants at an exercise price of $4.65 that were issued in our previous Regulation A offering (the “Previously Issued $4.65 Warrants,” and together with the $4.65 Warrants, “the Warrants”).

The Warrants are exercisable within 18 months from the date of issuance, at which time they expire.

	Number of Securities Available for Sale	Price to Public		Underwriting discount and commissions		Proceeds to issuer
Units, each consisting of one share of Voting Common Stock and one half $4.65 Warrant to purchase one half share of Voting Common Stock	7,122,262	$3.60		$0.1260	(2)	$3.474
StartEngine Investor Fee Per Unit		$0.1260	(3)
Price Per Unit Plus Investor Fee		$3.7260		$0.1260	(3)
Voting Common Stock underlying $4.65 Warrants	3,561,131	$4.65	(4)	--		$16,559,259.15
Voting Common Stock underlying Previously Issued $4.65 Warrants (5)	112,617	$4.65	(4)			$523,669.05
Total Maximum		$43,649,566.51	(6)	$897,405.012	(7)	$41,825,666.39	(8)

(1)

Each Unit consists of 1 share of Voting Common Stock and ½ $4.65 Warrant exercisable for ½ share of Voting Common Stock. The Units will be sold at a price of $3.60 per Unit. The shares of Voting Common Stock and the $4.65 Warrants that are components of the Units will be immediately separable and issued separately but will be purchased together. This Offering Circular also relates to the 3,561,131 shares of Voting Common Stock issuable upon exercise of the $4.65 Warrants. The $4.65 Warrants are exercisable at a price of $4.65 within 18 months from the date of issuance, at which time they expire.

(2)

The Company has engaged StartEngine Primary, LLC (“StartEngine Primary”) to act as an underwriter of this Offering as set forth in “Plan of Distribution” and its affiliate StartEngine Crowdfunding, Inc. to perform administrative and technology-related functions in connection with this Offering. The Company will pay a cash commission of 3.5% to StartEngine Primary on sales of the Units, and the Company will issue to StartEngine Primary the Company’s Units equal to 1% of the gross proceeds raised through StartEngine Primary, divided by $3.60 per Unit, rounded down to the nearest whole share. The Company will also pay a $15,000 advance fee for accountable out of pocket expenses actually anticipated to be incurred by StartEngine Primary. Any unused portion of this fee not actually incurred by StartEngine Primary will be returned to the Company. FINRA fees will be paid by the Company. This does not include processing fees paid directly to StartEngine Primary by investors. See “Plan of Distribution” for details.

(3)

Investors will be required to pay directly to StartEngine Primary a processing fee equal to 3.5% of the investment amount at the time of the investors’ subscription, up to a maximum of $700 per investor. This fee will be refunded in the event the Company terminates this Offering. See “Plan of Distribution” for additional discussion of this processing fee. Assuming the Offering is fully subscribed, and all investors invest $20,000 or less, investors would pay StartEngine Primary total processing fees of $897,405.012. This amount is included in the Total Maximum offering amount since it counts towards the rolling 12-month maximum offering amount that the Company is permitted to raise under Regulation A. However, it is not included in Proceeds to Issuer.

(4)	Represents the exercise price of the $4.65 Warrants and the Previously Issued $4.65 Warrants.

(5)	Previously Issued $4.65 Warrants were sold pursuant to the Company’s previous Regulation A offering (File No. 024-11169) and have not expired, and have not yet been exercised.

(6)

This amount assumes a fully subscribed sale of Units at the Price Per Unit Plus Investor Fee ($3.7260) and assumes the exercise of all the Warrants. For more information, including offering expenses, see “Use of Proceeds.”

(7)

Represents the maximum amount of cash commissions to be received by StartEngine from the proceeds of the offering assuming a fully subscribed offering.  This does not include the Investor Fee because StartEngine receives those fees directors from investors and not from the proceeds of the offering.

(8)

Based on a fully subscribed offering and exercise of all Warrants ($17,082,928.20) less the 3.5% cash commission StartEngine will receive from the proceeds raised by the Company ($897,405.012).  This amount does not include the StartEngine Investor Fee because those funds go directly to StartEngine.

The Company expects that the amount of expenses of the Offering that it will pay will be approximately $6,501,671, not including state filing fees. For more details, see “Use of Proceeds” on page 32.

This offering (the “Offering”) will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements.

The Company has engaged Bryn Mawr Trust Company as escrow agent to hold any funds that are tendered by investors. The offering is being conducted on a best-efforts basis without any minimum target. Provided that an investor purchases shares in the amount of the minimum investment, $504 (140 Units), there is no minimum number of shares that needs to be sold in order for funds to be released to the Company and for this Offering to close, which may mean that the Company does not receive sufficient funds to cover the cost of this Offering. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the Company. After the initial closing of this offering, we expect to hold closings on at least a monthly basis.

Each holder of Voting Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Holders of Voting Common Stock will vote together with the holders of Super Voting Common Stock, which has four (4) votes per share, as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of Legion Works. Holders of the Super Voting Common Stock will continue to hold a majority of the voting power of all of the Company’s equity stock at the conclusion of this Offering and therefore control the board.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 10.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

5

In this Offering Circular, the term “Legion Works” or “the Company” refers to Legion Works, Inc. and its consolidated subsidiaries.

Other than in the table on the cover page, dollar amounts have been rounded to the closest whole dollar.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SUMMARY

The Company was incorporated on November 20, 2019, as a Delaware C corporation. We operate as a software development and acquisition company that develops software platforms and sources Software as a Service (“SaaS”), ecommerce and online marketplace businesses in markets the Company believes are ripe for a tech-enabled ventures to scale. We focus primarily on acquiring and building online businesses that are in the Marketing Tech and Sales Tech markets, but we are opportunistic and may also consider opportunities in related or ancillary markets, such as Internet-based or e-commerce markets, where we see high growth potential.

The Offering

The Company is offering Units at $3.60 per Unit comprising one (1) share of Voting Common Stock and one half (½) Warrant exercisable for one half (½) share of Voting Common Stock at an exercise price of $4.65 within eighteen (18) months from the date of purchase.

Securities offered*	Maximum of 7,122,262 Units comprised of:
• One (1) share of Voting Common Stock, par value of $0.0001; and
One half (½) $4.65 Warrant exercisable for one half (½) share of Voting Common Stock at an exercise price of $4.65 within eighteen (18) months from the date of purchase.
Additionally, the Company is qualifying for issuance:
• up to 3,561,131 shares of Voting Common Stock issuable upon exercise of the $4.65 Warrants at an exercise price of $4.65 over an 18-month exercise period following the date of issuance; and
•

up to 112,617 shares of Voting Common Stock issuable upon exercise of the Previously Issued $4.65 Warrants at an exercise price of $4.65 over an 18-month exercise period following the date of issuance.

Voting Common Stock Outstanding as of July 1, 2023	3,787,203 shares
Voting Common Stock Outstanding after the Offering (assuming a fully-subscribed Offering)*	10,909,465 shares
Use of Proceeds

The net proceeds of this Offering will be used primarily for the purchase and development of software assets, operation and growth of those assets, and officers’ salaries and benefits. The details of our plans are set forth in our “Use of Proceeds” section.

* Does not include 3,561,131 shares issuable upon exercise of the $4.65 Warrants being sold in this Offering or the 112,617 shares issuable upon exercise of Previously Issued $4.65 Warrants . If all Warrant holders exercise their Warrants, there will be a total of 14,583,213 shares of Voting Common Stock outstanding after this Offering.

6

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•

annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

•	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and
•	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•

will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•

will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

7

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

SELECTED RISKS ASSOCIATED WITH OUR BUSINESS

Risks Relating to the Company and Its Business

•	Voting control is in the hands of our executive officers and directors.
•	We are an early stage company with a limited operating history.
•	Our financial statements were prepared on a “going concern” basis.
•

Our operating plan relies in large part upon assumptions and analyses developed by our management. If these assumptions or analyses prove to be incorrect, the Company’s operating results may be materially different from our forecasted results.

•

We may not successfully integrate companies and technology we acquire into our business or successfully develop our products, which could impact our ability to generate revenue and negatively affect our financial condition and results of operations.

•	Our acquisition and divestiture activities may disrupt our ongoing business and may involve increased expenses and risks not contemplated at the time of the transactions.
•	We may not be able to acquire software or other Internet-based companies if the cost of acquiring a potential target company is too expensive to fit our business model.
•

We may acquire software or Internet-based companies in the future that are financially unstable or lack an established record of revenue, cash flow or earnings, which could adversely impact our results of operations and financial condition.

•	We may seek to acquire software or Internet-based companies in industries or sectors that may be outside of our management’s area of expertise.
•	We have acquired a company affiliated with our executive officers and directors, and may do so again in the future, potentially raising conflicts of interest.
•

We are not required to obtain a fairness opinion, which means our investors have no assurance from an independent source that the price we pay for the software companies we acquire is fair from a financial perspective.

•

The effects of the post-COVID-19 economy have materially affected our business plans and operations, and may impact our ability to raise capital. The duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain.

•	We are dependent upon customer renewals, the addition of new customers, increased revenue from existing customers and the continued growth of the market for our platforms.
•

We face significant competition from both established and new companies offering marketing, sales and customer service software and other related applications, as well as internally developed software, which may harm our ability to add new customers, retain existing customers and grow our business.

8

•

Our ability to introduce new products and features is dependent on adequate research and development resources. If we do not adequately fund our research and development efforts, we may not be able to compete effectively and our business and operating results may be harmed.

•

If our platforms have outages or fail due to defects or similar problems, and if we fail to correct any defect or other software problems, we could lose customers, become subject to service performance or warranty claims or incur significant costs.

•

We depend on third-party providers for a reliable internet infrastructure and the failure of these third parties, or the internet in general, for any reason could significantly impair our ability to conduct our business.

•	We rely on data provided by third parties, the loss of which could limit the functionality of our platforms and disrupt our business.
•	If we do not or cannot maintain the compatibility of our platforms with third-party applications that our customers use in their businesses, our revenue will decline.
•

Future revenue growth depends upon our ability to adapt to technological change as well as global trends in the way customers access software offerings and successfully introduce new and enhanced products, services and business models.

•	Privacy concerns and end users’ acceptance of Internet behavior tracking may limit the applicability, use and adoption of our platforms.
•	The Company needs to increase brand awareness, which may be impacted by the rising cost of marketing.
•	Our future success depends on our executive officers and our ability to attract and retain qualified personnel.
•

We may not be able to retain employees who are key to the success of the companies and assets we acquire, which could adversely impact our ability to integrate those companies and their products into our business.

•	Our officers and directors will allocate their time to other businesses, resulting in less time devoted to our business and other potential conflicts of interest.
•

Our assessment of the management team’s capabilities of prospective target companies may be incorrect, and result in a loss of value due to their poor management and integration of the acquired company.

Risks Relating to Our Intellectual Property

•	If we are unable to protect our intellectual property rights, our financial results may be negatively impacted.
•	The cost of enforcing our patents and trademarks could prevent us from enforcing them.
•	We may be subject to liability if we infringe upon the intellectual property rights of third parties.

Risks Relating to Cybersecurity and Regulation

•	Legion Works and its subsidiaries are vulnerable to hackers and cyberattacks which could result in loss of customers, liability and negative publicity.
•

If our or our customers’ security measures are compromised, or unauthorized access to data belonging to our customers or their customers is otherwise obtained, whether through our platforms or through the third parties with whom we work, we may be subject to liability claims based on those breaches and any resulting losses.

•

If we fail to comply with federal, state, and foreign laws relating to privacy and data protection, we may face potentially significant liability, negative publicity, an erosion of trust, and increased regulation which could materially adversely affect our business, results of operations, and financial condition.

•

Existing federal, state and foreign laws regulate Internet tracking software, the senders of commercial emails and text messages, website owners and other activities, and could impact the use of our platforms and potentially subject us to regulatory enforcement or private litigation.

9

Risks Relating to Taxation

•	We may be subject to additional obligations to collect and remit sales tax and other taxes, and we may be subject to tax liability for past sales, which could harm our business.
•	Changes in tax laws or regulations that are applied adversely to us or our customers could increase the costs of our platforms and adversely impact our business.

Risks Relating to the Company’s Securities and this Offering.

•

We expect to raise additional capital through offerings of equity and convertible securities and to provide our employees with equity incentives. We may also issue securities, including Voting Common Stock, as consideration in acquisitions of companies or assets. Therefore, your ownership in the Company is likely to continue to be diluted.

•

Even if this Offering is successful, we will need to raise additional funding, which may not be available on acceptable terms or at all. Failure to obtain this necessary capital when needed may force us to delay or limit our business development or dissolve the Company.

•	Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.
•	This Offering involves “rolling closings,” which may mean that earlier investors may not have the benefit of information that later investors have.
•	Our management has discretion as to use of proceeds.
•

The subscription agreement has a forum selection provision that requires disputes to be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor.

•

Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

•	Any valuation at this state is difficult to assess.
•	We may not be able to pay dividends on our Voting Common Stock, which is being offered as part of our Units, for a long time, if ever.
•	An investment in our Units could result in a loss of your entire investment.
•	There is no current market for our Voting Common Stock so you may not be able to sell your Voting Common Stock .

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to the Company and Its Business

Voting control is in the hands of our executive officers and directors.

Voting control is concentrated in the hands of the Company’s executive officers and directors who hold all outstanding shares of Super Voting Common Stock. Each share of Super Voting Common Stock is entitled to four votes. In contrast, the Company’s Voting Common Stock, which is being sold in this Offering as part of the Units and underlying Warrants, is entitled to one vote per share. Subject to any fiduciary duties owed to owners or investors under Delaware law, our executive officers and directors may be able to exercise significant influence on matters requiring owner approval, including the election of directors, approval of significant company transactions, and will have unfettered control over the Company’s management and policies. You may have interests and views that are different from our management. For example, management may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, our executive officers and directors could use their voting influence to maintain the Company’s existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval. For details, please see “Securities Being Offered – The Capital Stock – Voting.”

10

We are an early stage company with a limited operating history.

Legion Works was incorporated on November 20, 2019. Accordingly, the Company has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as the Company reacts to developments in its market, managing its growth and the entry of competitors into the market. There is no assurance we will become profitable any time soon or generate sufficient revenues to provide working capital and support our growth.

Our financial statements were prepared on a “going concern” basis.

Our financial statements were prepared on a “going concern” basis. Certain matters, as described below and in Note 12 to the accompanying financial statements indicate there may be substantial doubt about the Company’s ability to continue as a going concern. We have not generated profits since inception, and we have had a history of losses. For the six month periods ended June 30, 2023 and 2022 we incurred net losses of $1,520,738 and $1,126,168, respectively. As at June 30, 2023 and 2022, we had $3,458,130 and $4,673,907 cash and cash equivalents, respectively, due in part to our previous Regulation A Offering, which commenced July 16, 2020. As discussed in greater detail in “Management’s Discussion and Analysis,” we will need to raise significant amounts of funds in order to integrate our businesses, develop our products and services, and market our brands. Our ability to continue operations is dependent upon our ability to generate sufficient cash flows from operations to meet our working capital needs or to obtain additional capital financing.

Our operating plan relies in large part upon assumptions and analyses developed by our management. If these assumptions or analyses prove to be incorrect, the Company’s operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•	whether the Company can obtain sufficient capital to sustain and grow its business;
•	our ability to successfully identify and grow the Company’s acquisitions;
•	the ability to manage the Company’s growth;
•	whether the Company can manage relationships with key vendors and advertisers; and
•	the timing and costs of new and existing marketing and promotional efforts.

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

We may not successfully integrate companies and technology we acquire into our business or successfully develop our products, which could impact our ability to generate revenue and negatively affect our financial condition and results of operations.

To successfully develop and grow our business, the Company must develop and distribute products and services that are complementary to our SAAS, ecommerce, and online marketplace businesses and bring them to market on schedule and in a profitable manner. Delays or failure to launch and distribute products and services could hurt our ability to meet growth objectives, which may affect our financial projections as well as financial condition and results of operations. We also cannot guarantee that we will be able to achieve our expansion goals by acquiring other companies or their assets, including products developed by other companies that we believe complement the products and services we provide, or that the Company will be operated profitably. We may fail to successfully integrate acquired companies, products and services or may not achieve the intended financial or other projections. The Company’s ability to expand successfully through acquisition of other companies or assets will depend on a number of factors, many of which are beyond the control of management. If we are unable to successfully develop or innovate for existing or future products and services, revenue growth rate and profits may be reduced which would harm our financial condition and results of operations.

11

Our acquisition and divestiture activities may disrupt our ongoing business and may involve increased expenses and risks not contemplated at the time of the transactions.

We intend to acquire companies, products, technologies and talent that complement our strategic direction, both in and outside of the United States. Acquisitions involve significant risks and uncertainties, including:

•	inability to realize synergies expected to result from an acquisition;
•	disruption of our ongoing business and distraction of management;
•	the internal control environment of an acquired entity may not be consistent with our standards or regulatory requirements, and may require significant time and resources to align or rectify;
•	unidentified issues not discovered in the due diligence process, including product or service quality issues, intellectual property issues and legal contingencies;
•	failure to successful develop an acquired business or technology and any resulting impairment of amounts currently capitalized as intangible assets; and
•	in the case of foreign acquisitions, the impact of particular economic, tax, currency, political, legal and regulatory risks associated with specific countries.

In the future, we may also divest certain assets or businesses that no longer fit our strategic direction or growth targets. Divestitures involve significant risks and uncertainties, including:

•	inability to find potential buyers on favorable terms;
•	failure to effectively transfer liabilities, contract, facilities and employees to buyers;
•	requirements that we retain or indemnify buyers against certain liabilities and obligations;
•	risk of litigation in which we become subject to third-party claims arising out of a divestiture;
•	challenges in identifying and separating the intellectual property and data that we wish to retain from that to be divested;
•	inability to reduce fixed costs associated with the divested assets or business;
•	challenges in collecting the proceeds from any divestiture;
•	disruption of our business and distraction of management;
•	loss of key employees who leave as a result of the divestiture; and
•	potential loss of customers or partners of the divested business .

In addition, any acquisition or divestiture that the Company announces may not be completed if closing conditions are not satisfied. Because acquisitions and divestitures are inherently risky, the Company’s transactions may not be successful and may, in some cases, harm their operating results or financial condition. Management has used the proceeds from this Offering, at least in part, to acquire additional software companies, technology and products we believe will fit our growth strategy. In the future, if management chooses to acquire companies, technology or products by issuing the Company’s Voting Common Stock, investors in this Offering may have their ownership percentage diluted .

We may not be able to acquire software or other Internet-based companies if the cost of acquiring a potential target company is too expensive to fit our business model.

The valuation multiples at which we buy companies are constantly changing based on economic conditions and other factors, such as the availability of target companies that fit our business model. Also, if a competing company has more available cash, it may be difficult for us to match or exceed the price they can pay to acquire companies and assets. Consequently, it may be difficult to acquire profitable companies at prices that fit our business model. Moreover, given higher prices of profitable companies, we may not have the capital needed to complete an acquisition. During 2021, we noticed a significant increase in the multiples of target companies. Although this trend appears to have eased during 2022, we still view the multiples of potential target companies as too high for acquisition. This trend may continue , or even remain the same, for an undetermined length of time. As a result, management has determined to focus on integrating our current businesses and grow our Company rather than pursuing additional acquisitions at this time.

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We may acquire software or Internet-based companies in the future that are financially unstable or lack an established record of revenue, cash flow or earnings, which could adversely impact our results of operations and financial condition.

To the extent we may acquire a software or Internet-based company with a financially unstable business or that lacks an established record of revenues or earnings, we may be affected by numerous risks inherent in the operations of that company. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although the Company’s officers and directors will endeavor to evaluate the risks inherent in a particular target business, they may not be able to properly ascertain or assess all of the significant risk factors and may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of the Company’s control and leave it with no ability to control or reduce the chances that those risks will adversely impact a target business. As a result, the Company’s results of operations may suffer and adversely impact our financial condition.

We may seek to acquire software or Internet-based companies in industries or sectors that may be outside of our management’s area of expertise.

Although we intend to focus on identifying companies in sectors where we have experience, we will consider acquiring a software or Internet-based company outside of our management’s area of expertise if we determine that such candidate offers an attractive acquisition opportunity for the Company. Although the Company’s management will endeavor to evaluate the risks inherent in any particular acquisition candidate, the Company cannot assure you that they will adequately ascertain or assess all of the significant risk factors. As a result, the Company’s management may not be able to adequately ascertain or assess all of the significant risk factors, which could have an adverse impact on the Company’s result of operations and financial condition.

We have acquired a company affiliated with our executive officers and directors, and may do so again in the future, potentially raising conflicts of interest.

In light of the involvement of officers and directors with other entities, the Company may decide to acquire one or more companies affiliated with the Company’s officers or directors. On December 31, 2020, the Company acquired Hello Bar LLC, which was controlled by our CEO and owned by the COO. Despite the Company’s agreement to obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions regarding the fairness of the terms of the acquisition with respect to the Company’s stockholders, potential conflicts of interest still may exist. For details regarding the Hello Bar acquisition, see “The Company’s Business – Principal Products and Services,” and “Interest of Management and Others in Certain Transactions – Hello Bar Acquisition.”

We are not required to obtain a fairness opinion when acquiring other companies, which means our investors have no assurance from an independent source that the price we pay for the software companies we acquire is fair from a financial perspective.

Unless the Company completes a business combination with or acquisition from an affiliated entity, or our board cannot independently determine the fair market value of a target company or companies, the Company is not required to obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions that the price the Company is paying is fair to the Company from a financial point of view. If no opinion is obtained, the Company’s stockholders will be relying on the judgment of the board of directors, who will determine fair market value based on standards generally accepted by the financial community. However, in cases where the Company is acquiring an entity which is controlled by a related party, the Company intends to seek a fairness opinion.

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The effects of the post-COVID-19 economy have materially affected our business plans and operations, and may impact our ability to raise capital. The duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain.

Our operations have been impacted by a range of external factors related to the post-COVID-19 economy that are not within our control. As an initial response to COVID-19, internet traffic increased throughout 2020 and into 2021 as people were limited by lockdowns and other restrictions. During this period we also saw a significant increase in the multiples of tech companies, including those that we might consider acquiring, which resulted in our change of business strategy. For now we will focus on integrating and growing our Company until the prices of assets and other acquisitions fall more in range with our business model. Additionally, during 2021, as people began to spend more time away from home we noticed a decrease in internet traffic, which has increased our costs related to the acquisition of subscribers. More recently, higher inflation and a shortage of talent in the tech sector have impacted our ability to hire new employees and contractors. While there have been layoffs in the tech sector, we are seeing salary expectations continue to grow because the higher cost of inflation due to inflation requires our employees and contractors to pay higher prices for necessities. We have adjusted our operations as a result of these limitations, but may continue to face these challenges in the future.

Moreover, inflation and other rising costs may affect the rate of spending on software products and may adversely affect our customers’ ability or willingness to purchase our offerings; the timing of our current or prospective customers’ purchasing decisions; pricing discounts or extended payment terms; reductions in the amount or duration of customers’ subscription contracts; or increase customer attrition rates, all of which could adversely affect our future sales, operating results and overall financial performance. In particular, the rise in inflation and the cost of necessities has impacted many companies by reducing their marketing spend. We believe this trend has at least in part impacted the reduction in demand we have experienced. If the post-COVID-19 economy has a substantial impact on the ability of our customers to purchase our offerings, our results of operations and overall financial performance may be harmed.

The duration and extent of the impact of the post-COVID-19 economy depends on future developments that cannot be accurately predicted at this time. If we are not able to respond to and manage the impact of such events effectively, our business will be harmed. As of July 3, 2023, we have not increased our prices, nor have we made such increase during the last two years; nevertheless, as explained above, our expenses have increased because we have had to increase compensation for our employees and contractors.

To the extent the post-COVID-19 economy adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including, in particular, risks related to our dependence on customer renewals, the addition of new customers and increased revenue from existing customers, risks that our operating results could be negatively affected by changes in the sizes or types of businesses that purchase our platforms and the risk that weakened global economic conditions may harm our industry, business and results of operations. For a detailed discussion, please see “Management’s Discussion and Analysis – Trends.”

We are dependent upon customer renewals, the addition of new customers, increased revenue from existing customers and the continued growth of the market for our ecommerce platforms.

We derive, and expect to continue to derive, a substantial portion of our revenue from the sale of subscriptions to our platforms. The market for inbound marketing, sales and customer service products is still evolving, and competitive dynamics may cause pricing levels to change as the market matures and as existing and new market participants introduce new types of point applications and different approaches to enable businesses to address their respective needs. As a result, we may be forced to reduce the prices we charge for our platforms and may be unable to renew existing customer agreements or enter into new customer agreements at the same prices and upon the same terms that we have historically. In addition, our growth strategy involves a scalable pricing model (including freemium versions of our products) intended to provide us with an opportunity to increase the value of our customer relationships over time as we expand their use of our platforms, sell to other parts of their organizations, cross-sell our sales products to existing marketing product customers and vice versa through touchless or low touch in product purchases, and upsell additional offerings and features. If our cross-selling efforts are unsuccessful or if our existing customers do not expand their use of our platforms or adopt additional offerings and features, our operating results may suffer.

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We face significant competition from both established and new companies offering marketing, sales and customer service software and other related applications, as well as internally developed software, which may harm our ability to add new customers, retain existing customers and grow our business.

The marketing, sales, customer service, and content management software market is evolving, highly competitive and significantly fragmented. With the introduction of new technologies and the potential entry of new competitors into the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, maintain or increase renewals and maintain our prices.

We face intense competition from other software companies that develop marketing, sales, customer service, and content management software and from marketing services companies that provide interactive marketing services. Competition could significantly impede our ability to sell subscriptions to our platforms on terms favorable to us. Our current and potential competitors may develop and market new technologies that render our existing or future products less competitive, or obsolete. In addition, if these competitors develop products with similar or superior functionality to our platforms, we may need to decrease the prices or accept less favorable terms for our platform subscriptions in order to remain competitive. If we are unable to maintain our pricing due to competitive pressures, our margins will be reduced and our operating results will be negatively affected.

Our competitors include:

•	cloud-based marketing automation providers;
•	email marketing software vendors;
•	sales force automation and CRM software vendors;
•	large-scale enterprise suites;
•	customer service software providers;
•	content management systems; and
•	human capital marketplaces that connect companies with freelance workers.

In addition, instead of using our platforms, some prospective customers may elect to combine disparate point applications, such as content management, marketing automation, CRM, analytics and social media management. We expect that new competitors, such as enterprise software vendors that have traditionally focused on enterprise resource planning or other applications supporting back office functions, will develop and introduce applications serving customer-facing and other front office functions. This development could have an adverse effect on our business, operating results and financial condition. In addition, sales force automation and CRM vendors could acquire or develop applications that compete with our marketing software offerings. Some of these companies have acquired social media marketing and other marketing software providers to integrate with their broader offerings.

Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we have, be able to devote greater resources to the development, promotion, sale and support of their products and services, may have more extensive customer bases and broader customer relationships than we have, and may have longer operating histories and greater name recognition than we have. As a result, these competitors may respond faster to new technologies and undertake more extensive marketing campaigns for their products. In a few cases, these vendors may also be able to offer marketing, sales, customer service and content management software at little or no additional cost by bundling it with their existing suite of applications. To the extent any of our competitors has existing relationships with potential customers for either marketing software or other applications, those customers may be unwilling to purchase our platforms because of their existing relationships with our competitor. If we are unable to compete with such companies, the demand for our platforms could substantially decline.

In addition, if one or more of our competitors were to merge or partner with another of our competitors, our ability to compete effectively could be adversely affected. Our competitors may also establish or strengthen cooperative relationships with our current or future strategic distribution and technology partners or other parties with whom we have relationships, thereby limiting our ability to promote and implement our platforms. We may not be able to compete successfully against current or future competitors, and competitive pressures may harm our business, operating results and financial condition.

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Our ability to introduce new products and features is dependent on adequate research and development resources. If we do not adequately fund our research and development efforts, we may not be able to compete effectively and our business and operating results may be harmed.

To remain competitive, we must continue to develop new product offerings, applications, features and enhancements to our existing platforms. Maintaining adequate research and development personnel and resources to meet the demands of the market is essential. If we are unable to develop our platforms internally due to certain constraints, such as high employee turnover, lack of management ability or a lack of other research and development resources, we may miss market opportunities. Further, many of our competitors expend a considerably greater amount of funds on their research and development programs, and those that do not may be acquired by larger companies that would allocate greater resources to our competitors’ research and development programs. Our failure to maintain adequate research and development resources or to compete effectively with the research and development programs of our competitors could materially adversely affect our business.

The development of new technologies, such as artificial intelligence, may impact our current business model.

We have some growing concerns that artificial intelligence (“AI”) and platforms like ChatGPT will impact Search Engine Optimization (“SEO”). As we rely on SEO for traffic to some of our platforms and have worked hard to develop organic traffic through SEO, this could have an impact on our traffic. It’s tough to know how much of an impact this development might have on our business, and whether instead we might gain from this shift. We are in the process of developing our own AI product, but we are in the early stages. In the event new technologies develop in a way that hinders SEO and/or reduces traffic to our platforms, our results of operations may be harmed. If we are unable to develop new strategies to protect SEO, traffic on our platform, or develop our own competitive AI product, then longer term our financial condition may be adversely impacted, including obsolescence of our business plan.

If our platforms have outages or fail due to defects or similar problems, and if we fail to correct any defect or other software problems, we could lose customers, become subject to service performance or warranty claims or incur significant costs.

Our platforms and their underlying infrastructure are inherently complex and may contain material defects or errors. We release modifications, updates, bug fixes and other changes to our software several times per day, without traditional human-performed quality control reviews for each release. We have from time to time found defects in our software and may discover additional defects in the future. We may not be able to detect and correct defects or errors before customers begin to use our platforms or their applications. Consequently, we or our customers may discover defects or errors after our platforms have been implemented. Defects or errors could result in product outages and could also cause inaccuracies in the data we collect and process for our customers, or even the loss, damage or inadvertent release of such confidential data. We implement bug fixes and upgrades as part of our regular system maintenance, which may lead to system downtime. Even if we are able to implement the bug fixes and upgrades in a timely manner, any history of product outages, defects or inaccuracies in the data we collect for our customers, or the loss, damage or inadvertent release of confidential data could cause our reputation to be harmed, and customers may elect not to purchase or renew their agreements with us. Furthermore, these issues could subject us to service performance credits (whether offered by us or required by contract), warranty claims or increased insurance costs. The costs associated with product outages, any material defects or errors in our platforms or other performance problems may be substantial and could materially adversely affect our operating results.

In addition, third-party apps and features on our platforms may not meet the same quality standards that we apply to our own development efforts and, to the extent they contain bugs, vulnerabilities or defects, they may create disruptions in our customers’ use of our products, lead to data loss, unauthorized access to customer data, damage our brand and reputation and affect the continued use of our products, any of which could harm our business, results of operations and financial condition.

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We depend on third-party providers for a reliable internet infrastructure and the failure of these third parties, or the internet in general, for any reason could significantly impair our ability to conduct our business.

The Company may outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities could require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business could be significantly damaged. Further, we could see increased costs for data hosting and transmission services due to vendor consolidation and contract renegotiation. As has occurred with many Internet-based businesses, the Company may be subject to “denial-of-service” attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers’ performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. Moreover, the costs of these services may increase as a result of cyberattacks, which may impact our margins. Our costs could also be impacted by increased data regulation. If either a third-party facility failed, or the Company’s ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results could be materially adversely affected. If our costs increase for any of the reasons discussed, we may not be able to increase the fees for our platforms or services to cover the increased cost, which would negatively impact our results of operations and financial condition.

We rely on data provided by third parties, the loss of which could limit the functionality of our platforms, our ability to attract new customers of a profitable basis, and disrupt our business.

Select functionality of our platforms depends on our ability to deliver data, including search engine results and social media updates, provided by unaffiliated third parties, such as Facebook, Google, LinkedIn and Twitter. Some of this data is provided to us pursuant to third-party data sharing policies and terms of use, under data sharing agreements by third-party providers or by customer consent. In the future, any of these third parties could change its data sharing policies, including making them more restrictive, or alter its algorithms that determine the placement, display, and accessibility of search results and social media updates, any of which could result in the loss of, or significant impairment to, our ability to collect and provide useful data to our customers. In this regard, we note that beginning in 2022, there was an industry wide reduction in return on ad spending as a result of limitations imposed by iOS 14 and 14.5 and changes made by Google to their algorithms. During 2023, we have seen worse return on ad spend because, although pricing has increased for ads, the number of conversions has decreased because people are more hesitant to purchase. For details, see “Management’s Discussion and Analysis – Trends.”

These third parties could also interpret our, or our service providers’, data collection policies or practices as being inconsistent with their policies, which could result in the loss of our ability to collect this data for our customers. Any such changes could impair our ability to deliver data to our customers and could adversely impact select functionality of our platforms, impairing the return on investment that our customers derive from using our solution, as well as adversely affecting our business and our ability to generate revenue.

If we do not or cannot maintain the compatibility of our platforms with third-party applications that our customers use in their businesses, our revenue will decline.

A significant percentage of our customers choose to integrate our platforms with certain capabilities provided by third-party application providers using application programming interfaces (“APIs”) published by these providers. The functionality and popularity of our CRM Platform depends, in part, on our ability to integrate our platforms with third-party applications and platforms, including CRM, CMS, e-commerce, call center, analytics and social media sites that our customers use and from which they obtain data. Third-party providers of applications and APIs may change the features of their applications and platforms, restrict our access to their applications and platforms, or alter the terms governing use of their applications and APIs and access to those applications and platforms in an adverse manner. Such changes could functionally limit or terminate our ability to use these third-party applications and platforms in conjunction with our platforms, which could negatively impact our offerings and harm our business. If we fail to integrate our platforms with new third-party applications and platforms that our customers use for marketing, sales, services or content management purposes, or fail to renew existing relationships pursuant to which we currently provide such integration, we may not be able to offer the functionality that our customers need, which would negatively impact our ability to generate new revenue or maintain existing revenue and adversely impact our business.

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Future revenue growth depends upon our ability to adapt to technological change as well as global trends in the way customers access software offerings and successfully introduce new and enhanced products, services and business models.

We operate in industries that are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. We must continue to innovate and develop new products and features to meet changing customer needs and attract and retain talented software developers. We must continue to develop our skills, tools and capabilities to capitalize on existing and emerging technologies.

Privacy concerns and end users’ acceptance of Internet behavior tracking may limit the applicability, use and adoption of our platforms.

Privacy concerns may cause end users to resist providing the personal data necessary to allow our customers to use our platforms effectively. We have implemented various features intended to enable our customers to better protect end user privacy, but these measures may not alleviate all potential privacy concerns and threats. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of our platforms, especially in certain industries that rely on sensitive personal information. Privacy advocacy groups and the technology and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us. The costs of compliance with, and other burdens imposed by these groups’ policies and actions may limit the use and adoption of our platforms and reduce overall demand for it, or lead to significant fines, penalties or liabilities for any noncompliance or loss of any such action. See also, “Risk Factors – Risks Related to Cybersecurity and Regulation – If our or our customers’ security measures are compromised or unauthorized access to data of our customers or their customers is otherwise obtained, our platforms may be perceived as not being secure, our customers may be harmed and may curtail or cease their use of our platforms, our reputation may be damaged and we may incur significant liabilities.

The Company needs to increase brand awareness, which may be impacted by the rising cost of marketing.

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the brand names, of each of our products and businesses, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. In particular, we have found in the post-COVID-19 economy, that the costs of marketing have increased significantly, which may impact our ability to grow our brand. If the Company fails to successfully promote the brand names of our products and businesses, or if the Company incurs significant expenses promoting and maintaining those brand names, it could have a material adverse effect on the Company’s results of operations.

Our future success depends on our executive officers and our ability to attract and retain qualified personnel.

Our future success largely depends upon the continued service and availability of skilled personnel, including our executive officers and those in technical and other key positions. If one or more of our executive officers becomes unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Moreover, we may incur additional expenses to recruit and retain new executive officers. The impact of inflation and a shortage of workers in the tech industry has made it difficult for us to retain new talent and has imposed additional expenses in terms of salaries and wages. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock. For a detailed discussion, see “Management’s Discussion and Analysis – Operating Expenses.”

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We may not be able to retain employees who are key to the success of the companies and assets we acquire, which could adversely impact our ability to integrate those companies and their products into our business.

We may not be able to retain the key employees of acquired companies, including those who have developed and designed the products we acquire. If we are unable to retain employees with significant knowledge and experience that is essential to the companies, products or services we acquire, we may not be able to successfully adapt or integrate them into our business. Failure to do so could adversely impact our financial condition and results of operations.

Our officers and directors will allocate their time to other businesses, resulting in less time devoted to our business and other potential conflicts of interest.

Our officers and directors are not required to, and may not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our Company’s business, which includes searching for software company acquisitions to accelerate our growth, and other businesses in which they are involved. In that regard, each of the Company’s officers are engaged in other business endeavors for which they may be entitled to substantial compensation, and are not obligated to contribute any specific number of hours per week to our Company. Additionally, the Company’s directors may also serve as officers or board members for other entities. If our officers and directors are required to devote substantial amounts of time to the business affairs of other entities, they could be limited in their ability to devote time to the Company’s affairs which may have a negative impact on their ability to implement our business plan, including the development of software or successfully consummating the acquisition of other software companies.

Our assessment of the management team’s capabilities of prospective target companies may be incorrect, and result in a loss of value due to their poor management and integration of the acquired company.

When evaluating the acquisition of a prospective target software or Internet-based company, the Company will also assess the capabilities of the target company’s management skills, qualifications and abilities with the view of continuing their roles after being acquired by the Company. Our ability to make this assessment may be limited due to a lack of time, resources or information, and may result in an incorrect assessment of the target’s management capabilities. Should the target’s management lack the skills, qualifications or abilities necessary to successfully manage the target’s operations, the Company’s results of operations and financial condition may be negatively impacted. Accordingly, value of your stock may decline and you are unlikely to have a remedy for that loss of value.

Risks Relating to Our Intellectual Property

If we are unable to protect our intellectual property rights, our financial results may be negatively impacted.

Our success depends in large part on our patents, copyrights, domain names, and social media handles, which are valuable assets that serve to differentiate us from our competitors. We currently rely on a combination of copyright, trademark, patent, trade dress and unfair competition laws to establish and protect our intellectual property rights. We cannot assure you that the steps taken by us to protect our proprietary rights will be adequate to prevent infringement of our trademarks and proprietary rights by others, including imitation and misappropriation of our brand. We cannot assure you that obstacles will not arise as we expand our product lines and geographic scope. The unauthorized use or misappropriation of our intellectual property could damage our brand identity and the goodwill we created for our Company, which could cause our sales to decline. Moreover, litigation may be necessary to protect or enforce these intellectual property rights, which could result in substantial costs and diversion of our resources, causing a material adverse effect on our business, financial condition, results of operations or cash flows.

We may be subject to liability if we infringe upon the intellectual property rights of third parties.

We may be subject to liability if we infringe upon the intellectual property rights of third parties. If we were to be found liable for any such infringement, we could be required to pay substantial damages and could be subject to injunctions preventing further infringement. Such infringement claims could harm our brand image. In addition, any payments we are required to make, and any injunction with which we are required to comply as a result of such infringement actions could adversely affect our financial results.

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Risks Relating to Cybersecurity and Regulation

Legion Works and its subsidiaries are vulnerable to hackers and cyberattacks which could result in loss of customers, liability and negative publicity.

As an internet-based business, we may be vulnerable to hackers who may access the data of our customers. Further, any significant disruption in service on our platforms or computer systems could reduce the attractiveness of our platforms and products, and result in a loss of customers. If our systems and network infrastructure cannot be expanded or are not scaled to cope with increased demand or fail to perform, we could experience unanticipated disruptions in service, slower response times, decreased customer satisfaction, and delays in the introduction of new products and services. Any disruptions of services or cyber-attacks could harm our reputation and materially negatively impact our financial condition and business.

We host, collect, use and retain large amounts of sensitive and personal customer and workforce data, including names, login credentials, passwords, addresses, phone numbers, and credit card information. In some cases, we may have bank information for ACH transactions as well as corporate tax identification numbers (i.e., EINs). Many governments have enacted laws requiring companies to notify individuals of data security incidents or unauthorized transfers involving certain types of personal data. In addition, some of our customers contractually require notification of any data security compromise. Security compromises experienced by our competitors, by our customers or by us may lead to public disclosures, which may lead to widespread negative publicity, which could materially and adversely affect our business and operating results.

In the event of a breach resulting in loss of data, such as personally identifiable information or other such data protected by data privacy or other laws, we may be liable for damages, fines and penalties for such losses under applicable regulatory frameworks despite not handling the data. Further, the regulatory framework around data custody, data privacy and breaches vary by jurisdiction and is an evolving area of law. We may not be able to limit our liability or damages in the event of such a loss

To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and our competitive position could be harmed. Any breach, loss, or compromise of personal data may also subject us to civil fines and penalties, or claims for damages either under the General Data Protection Regulation (the “GDPR”) and relevant member state law in the European Union, other foreign laws, and other relevant state and federal privacy laws in the United States.

We use commercially available security technologies and security and business controls to limit access to and use of such sensitive data. Although we expend significant resources to create security protections designed to shield this data against potential theft and security breaches, such measures cannot provide absolute security.

If our or our customers’ security measures are compromised or unauthorized access to data belonging to our customers or their customers is otherwise obtained, whether through our platforms or through the third parties with whom we work, we may be subject to liability claims based on those breaches and any resulting losses.

Our operations involve the storage and transmission of data of our customers and their customers, including personally identifiable information. Security incidents could result in unauthorized access to, loss of or unauthorized disclosure of this information, litigation, indemnity obligations and other possible liabilities, as well as negative publicity, which could damage our reputation, impair our sales and harm our customers and our business. Cyber-attacks and other malicious Internet-based activity continue to increase generally, and cloud-based platform providers of marketing services have been targeted. Cyber incidents have been increasing in sophistication and frequency and can include third parties gaining access to employee or customer data using stolen or inferred credentials, computer malware, viruses, spamming, phishing attacks, ransomware, card skimming code, and other deliberate attacks and attempts to gain unauthorized access. If our security measures are compromised as a result of third-party action, employee or customer error, malfeasance, stolen or fraudulently obtained log-in credentials or otherwise, our reputation could be damaged, our business may be harmed and we could incur significant liability.

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If third parties with whom we work, such as vendors or developers, violate applicable laws, our security policies or our acceptable use policy, such violations may also put our customers’ information at risk and could in turn have an adverse effect on our business. In addition, if the security measures of our customers are compromised, even without any actual compromise of our own systems, we may face negative publicity or reputational harm if our customers or anyone else incorrectly attributes the blame for such security breaches to us or our systems. Because the techniques used by computer programmers who may attempt to penetrate and sabotage our network security or our website change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. We may be unable to anticipate or prevent techniques used to obtain unauthorized access or to sabotage systems because they change frequently and generally are not detected until after an incident has occurred. As we increase our customer base and our brand becomes more widely known and recognized, we may become more of a target for third parties seeking to compromise our security systems or gain unauthorized access to our customers’ data.

Additionally, we provide extensive access to our database, which stores our customer data, to our development team to facilitate our rapid pace of product development. If such access or our own operations cause the loss, damage or destruction of our customers’ business data, their sales, lead generation, support and other business operations may be permanently harmed. As a result, our customers may bring claims against us for lost profits and other damages.

If we fail to comply with federal, state, and foreign laws relating to privacy and data protection, we may face potentially significant liability, negative publicity, an erosion of trust, and increased regulation which could materially adversely affect our business, results of operations, and financial condition.

Privacy and data protection laws, rules, and regulations are complex, and their interpretation is rapidly evolving, making implementation and enforcement, and thus compliance requirements, ambiguous, uncertain, and potentially inconsistent. Compliance with such laws may require changes to our data collection, use, transfer, disclosure, other processing, and certain other related business practices and may thereby increase compliance costs or have other material adverse effects on our business. As part of landlord and tenant registration and business processes, we collect and use personal data, such as names, dates of birth, email addresses, phone numbers, and identity verification information (for example, government issued identification or passport), as well as credit card or other financial information that landlords and tenants provide to us. The laws of many states and countries require businesses that maintain such personal data to implement reasonable measures to keep such information secure and otherwise restrict the ways in which such information can be collected and used. For example, the California Consumer Privacy Act (“CCPA”), which established a new privacy framework for covered businesses such as ours, was amended by the California Privacy rights Act (the “CPRA”), effective January 1, 2023. Under the CPRA, rules are being implemented that impact several aspects of the law, including required notices, consent, risk assessments and cybersecurity audits. Furthermore, civil and administrative enforcement of the new CPRA begins in July 2023, including a limited private right of action in the event of security breaches. Other privacy laws are being implemented in other states as well, including Colorado, Virginia, Connecticut and Utah.

Additionally, we are subject to laws, rules, and regulations regarding cross-border transfers of personal data, including laws relating to transfer of personal data outside the European Economic Area (“EEA”). Recent legal developments in Europe have created complexity and uncertainty regarding transfers of personal data from the EEA to the United States and other jurisdictions; for example, on July 16, 2020, the CJEU invalidated the EU-US Privacy Shield Framework (“Privacy Shield”) under which personal data could be transferred from the EEA to US entities that had self-certified under the Privacy Shield scheme. While the CJEU upheld the adequacy of the standard contractual clauses (a standard form of contract approved by the European Commission as an adequate personal data transfer mechanism, and potential alternative to the Privacy Shield), it noted that reliance on them alone may not necessarily be sufficient in all circumstances; this has created uncertainty and increased the risk around our international operations. More recently, the EU has continued to add restrictions on the use of data collected on the Internet, including proposed restrictions on data created by AI.  Although we are only at the beginning of the development of our own AI-based products, and although we are focused on the U.S. market only at this time, we need to keep an eye on these types of developments as we grow.

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These recent developments may require us to review and amend the legal mechanisms by which we make and, or, receive personal data transfers to the United States and other jurisdictions. As data protection regulators issue further guidance on personal data export mechanisms, and/or start taking enforcement action, we could suffer additional costs, complaints and/or regulatory investigations or fines, and/or if we are otherwise unable to transfer personal data between and among countries and regions in which we operate, it could affect the manner in which we provide our services, the geographical location or segregation of our relevant systems and operations, and could adversely affect our financial results.

Existing federal, state and foreign laws regulate Internet tracking software, the senders of commercial emails and text messages, website owners and other activities, and could impact the use of our platforms and potentially subject us to regulatory enforcement or private litigation.

Certain aspects of how our customers utilize our platforms are subject to regulations in the United States, European Union and elsewhere. In recent years, U.S. and European lawmakers and regulators have expressed concern over the use of third-party cookies or web beacons for online behavioral advertising, and legislation adopted recently in the European Union requires informed consent for the placement of a cookie on a user’s device. Regulation of cookies and web beacons may lead to restrictions on our activities, such as efforts to understand users’ Internet usage. New and expanding “Do Not Track” regulations have recently been enacted or proposed that protect users’ right to choose whether or not to be tracked online. These regulations seek, among other things, to allow end users to have greater control over the use of private information collected online, to forbid the collection or use of online information, to demand a business to comply with their choice to opt out of such collection or use, and to place limits upon the disclosure of information to third party websites. These policies could have a significant impact on the operation of our platforms and could impair our attractiveness to customers, which would harm our business.

Many of our customers and potential customers in the healthcare, financial services and other industries are subject to substantial regulation regarding their collection, use and protection of data and may be the subject of further regulation in the future. Accordingly, these laws or significant new laws or regulations or changes in, or repeals of, existing laws, regulations or governmental policy may change the way these customers do business and may require us to implement additional features or offer additional contractual terms to satisfy customer and regulatory requirements, or could cause the demand for and sales of our platforms to decrease and adversely impact our financial results.

In addition, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or the CAN-SPAM Act, establishes certain requirements for commercial email messages and specifies penalties for the transmission of commercial email messages that are intended to deceive the recipient as to source or content. The CAN-SPAM Act, among other things, obligates the sender of commercial emails to provide recipients with the ability to opt out of receiving future commercial emails from the sender. The ability of our customers’ message recipients to opt out of receiving commercial emails may minimize the effectiveness of the email components of our platforms. In addition, certain states and foreign jurisdictions, such as Australia, Canada and the European Union, have enacted laws that regulate sending email, and some of these laws are more restrictive than U.S. laws. For example, some foreign laws prohibit sending unsolicited email unless the recipient has provided the sender advance consent to receipt of such email, or in other words has “opted-in” to receiving it. A requirement that recipients opt into, or the ability of recipients to opt out of, receiving commercial emails may minimize the effectiveness of our platforms.

While these laws and regulations generally govern our customers’ use of our platforms, we may be subject to certain laws as a data processor on behalf of, or as a business associate of, our customers. For example, laws and regulations governing the collection, use and disclosure of personal information include, in the United States, rules and regulations promulgated under the authority of the Federal Trade Commission, the Health Insurance Portability and Accountability Act of 1996, the Gramm-Leach-Bliley Act of 1999 and state breach notification laws, and internationally, the Data Protection Directive in the European Union and the Federal Data Protection Act in Germany. If we were found to be in violation of any of these laws or regulations as a result of government enforcement or private litigation, we could be subjected to civil and criminal sanctions, including both monetary fines and injunctive action that could force us to change our business practices, all of which could adversely affect our financial performance and significantly harm our reputation and our business.

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Risks Relating to Taxation

We may be subject to additional obligations to collect and remit sales tax and other taxes, and we may be subject to tax liability for past sales, which could harm our business.

State, local and foreign jurisdictions have differing rules and regulations governing sales, use, value added, Digital Services Tax, and other taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, the applicability of such taxes to our platforms in various jurisdictions is unclear. Further, these jurisdictions’ rules regarding tax nexus are complex and vary significantly. As a result, we could face the possibility of tax assessments and audits, and our liability for these taxes and associated penalties could exceed our original estimates. A successful assertion that we should be collecting additional sales, use, value added or other taxes in those jurisdictions where we have not historically done so and do not accrue for such taxes could result in substantial tax liabilities and related penalties for past sales, discourage customers from purchasing our application or otherwise harm our business and operating results.

Changes in tax laws or regulations that are applied adversely to us or our customers could increase the costs of our platforms and adversely impact our business.

New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time. Any new taxes could adversely affect our domestic and international business operations, and our business and financial performance. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. These events could require us or our customers to pay additional tax amounts on a prospective or retroactive basis, as well as require us or our customers to pay fines and/or penalties and interest for past amounts deemed to be due. If we raise our prices to offset the costs of these changes, existing and potential future customers may elect not to continue or purchase our platforms in the future. Additionally, new, changed, modified or newly interpreted or applied tax laws could increase our customers’ and our compliance, operating and other costs, as well as the costs of our platforms. Any or all of these events could adversely impact our business and financial performance.

Risks Relating to the Company’s Securities and this Offering

We expect to raise additional capital through offerings of equity and convertible securities and to provide our employees with equity incentives. We may also issue securities, including Voting Common Stock, as consideration in acquisitions of companies or assets. Therefore, your ownership interest in the Company is likely to continue to be diluted.

Our current strategic initiatives require substantial capital. We may seek to raise any necessary additional funds through equity or debt financings or other sources that may be dilutive to existing stockholders. The Company may offer additional Units, shares of its Voting Common Stock, and/or other classes of equity or debt that convert into shares of Voting Common Stock, such as the Warrants being offered as part of the Units in this Offering, any of which offerings would dilute the ownership percentage of investors in this Offering. Also, we may in the future adopt an employee equity incentive plan, which may also cause dilution to your investment. See “Dilution.”

Even if this Offering is successful, we will need to raise additional funding, which may not be available on acceptable terms or at all. Failure to obtain this necessary capital when needed may force us to delay or limit our business development or dissolve our Company.

Even if we successfully raise the maximum offering amount in this Offering, we anticipate our current operations will be funded for at least the next forty-eight months. We may not achieve the maximum offering amount in this Offering, which would require us to change our plan of operations and seek additional funds sooner than planned through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

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Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this Offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g., minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this Offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The Commission’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

Our management has discretion as to use of proceeds.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the company and its investors in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this Offering. Investors for the Units and underlying Voting Common Stock hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend.

The subscription agreement has a forum selection provision that requires disputes to be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor.

In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the agreement, including any claims made under the federal securities laws.

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If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim not arising under the federal securities laws against the company in connection with matters arising under the agreement, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the company’s securities or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

The jury trial waiver only applies to claims against the company arising out of or related to the subscription agreement. As the provisions of the subscription agreement relate to the initial sale of the securities, subsequent transferees will not be bound by the subscription agreement and therefore to the conditions, obligations and restrictions thereunder, including the jury trial waiver.

Any valuation at this stage is difficult to assess.

The valuation for the Offering was established by the Company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment.

We may not be able to pay dividends on our Voting Common Stock, which is being offered as part of our Units, for a long time, if ever.

We have never paid cash dividends on our Voting Common Stock and do not anticipate doing so for the foreseeable future. We will only be able to pay dividends on any Units once our directors determine that we are financially able to do so. The Company has incurred net losses and has not generated any profits since inception. There is no assurance that we will be profitable any time soon or generate sufficient revenues to pay dividends to the holders of our Voting Common Stock.

An investment in our Units could result in a loss of your entire investment.

An investment in our Units offered in this Offering involves a high degree of risk and you should not purchase the Units if you cannot afford the loss of your entire investment. You may be able to liquidate your investment for any reason in the near future.

There is no current market for our Voting Common Stock so you may not be able to sell your Voting Common Stock.

There is no formal marketplace for the resale of the Company’s Voting Common Stock, and the Company currently has no plans to list any of its shares on any over-the-counter (OTC), or similar, exchange. These securities are illiquid and there will not be an official current price for them, as there would be if the Company were a publicly-traded company with a listing on a stock exchange. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral. Since the Company has not established a trading forum for our Voting Common Stock, there will be no easy way to know what the Voting Common Stock is “worth” at any time. Moreover, the Company may never undergo а liquidity event such as а sale of the Company or an IPO. If such a liquidity event does not occur, investors could be left holding their Voting Common Stock until the Company runs out of capital and liquidates.

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DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table illustrates as of June 30, 2023 the approximate per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50%, and 25% of the Units and Warrant Shares offered for sale in this Offering (after deducting our estimated offering expenses). In making these calculations, we have not included the proceeds the Company would receive from the exercise of Warrants having an exercise price of $4.65 since, given the current per Unit price of $3.60, investors are unlikely to exercise such Warrants when they can instead obtain 1 share as part of a Unit.

Funding Level	100% of Shares Sold	75% of Shares Sold	50% of Shares Sold	25% of Shares Sold
Amount to Raise	$37,193,541	$27,895,156	$18,596,770	$9,298,395
Net Tangible Book Value Per Voting Common Share Before the Offering	$0.75	$0.75	$0.75	$0.75
Share Dilution to Investors in this Offering	62%	67%	67%	67%
Dilution as a % of the Offering Price	68%	62%	52%	35%

Messrs. Bettencourt and Kamo, our CEO and COO, purchased their Units in our previous Regulation A offering at the previous offering price of $2.50 per Unit because those purchases were made prior to our price change effective May 18, 2021.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2022, Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

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●

In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

●

In June 2023, the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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PLAN OF DISTRIBUTION

The Company is offering up to 7,122,262 Units comprising one share of Voting Common Stock and ½ Warrant to purchase ½ share of Voting Common Stock on a best-efforts basis as described in this Offering Circular. The minimum individual investment in this offering is $504 or 140 Units. Assuming all underlying warrants are exercised at $4.65 the Company would receive additional proceeds of $16,559,259.15. Additionally, assuming all 112,617 Previously Issued $4.65 Warrants from our prior Regulation A offering are exercised at the price of $4.65, the Company would receive an additional $532,669.05. The Company has engaged StartEngine Primary LLC (“StartEngine Primary”) as its placement agent to assist in the placement of its securities in those states it is registered to undertake such activities, including soliciting potential investors on a best-efforts basis. As such, StartEngine Primary is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. StartEngine Primary is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. Persons who desire information about the offering may find it at www.startengine.com. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the startengine.com website.

Commissions and Discounts

The following table shows the total discounts, commissions and investor fees payable to StartEngine Primary in connection with this Offering by the Company:

	Per Share	Total
Public offering price	$3.6000	$25,640,143
Placement Agent commissions	$0.1260	$897,405
StartEngine Investor Fee*	$0.1260	$897,405

*	Paid directly by investor to StartEngine.

The Company will also be required to issue to StartEngine Primary our Units equal to 1% of the gross proceeds raised through StartEngine Primary, divided by $3.60 per share, rounded down to the nearest whole share. If we raise the maximum amount in this Offering, we will issue 71,222 of the Company’s Units, including the underlying Warrants, which will have an exercise price of $4.65, to StartEngine Primary. StartEngine Primary, LLC will comply with Lock-Up Restriction required by FINRA Rule 5110(e)(1), not selling, transferring, assigning, pledging, or hypothecating or subjecting such to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities commission for a period of 180 days beginning on the date of commencement of sales of the public equity offering with respect to the Securities Commission, unless FINRA Rule 5110(e)(2) applies. Pursuant to FINRA Rule 5110(g), StartEngine Primary will not accept a securities commission in options, warrants or convertibles which violates 5110(g) including but not limited to (a) is exercisable or convertible more than five years from the commencement of sales of the public offering; (b) has more than one demand registration right at the issuer's expense; (c) has a demand registration right with a duration of more than five years from the commencement of sales of the public offering; (d) has a piggyback registration right with a duration of more than seven years from the commencement of sales of the public offering; (e) has anti-dilution terms that allow the participating members to receive more shares or to exercise at a lower price than originally agreed upon at the time of the public offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event; or (f) has anti-dilution terms that allow the participating members to receive or accrue cash dividends prior to the exercise or conversion of the security.

Other Terms

StartEngine Primary has also agreed to perform the following services in exchange for the compensation discussed above:

•	Design, build, and create the Company’s campaign page;

•	Provide the Company with a dedicated account manager and marketing consulting services;

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•	Provide a standard purchase agreement to execute between the Company and investors, which may be used at Company’s option;

•	Coordinate money transfers to the Company; and

•	Coordinate money transfers to the Company; and

In addition to the commission described above, the Company will also pay $15,000 to StartEngine Primary for out-of-pocket accountable expenses paid prior to commencing. This fee will be used for the purpose of coordinating filings with regulators and conducting a compliance review of the Company’s Offering. Any portion of this amount not expended and accounted for will be returned to the Company. Assuming the full amount of the Offering is raised, we estimate that the total fees and expenses of the Offering payable by the Company to StartEngine Primary will be approximately $897,405.

StartEngine Primary will charge you a non-refundable processing fee equal to 3.5% of the amount you invest at the time you subscribe for our securities, equivalent to $0.1260 per share. In the event an investor invests in excess of $20,000, the investor fee shall be limited to $700 and the Company shall pay the 3.5% additional commission with respect to any amount in excess of $20,000. This fee will be refunded in the event the Company terminates this Offering.

StartEngine Primary intends to use an online platform provided by StartEngine Crowdfunding, Inc. (“StartEngine Crowdfunding”), an affiliate of StartEngine Primary, at the domain name www.startengine.com  (the “Online Platform”) to provide technology tools to allow for the sales of securities in this Offering. In addition, StartEngine Crowdfunding will assist with the facilitation of credit and debit card payments through the Online Platform. Fees for credit and debit card payments will be passed onto investors at cost and the Company will reimburse StartEngine Crowdfunding for transaction fees and return fees that it incurs for returns and chargebacks, pursuant to a Credit Card Services Agreement.

Subscription Procedures

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, checks will not be accepted, to the escrow account to be setup by the Escrow Agent. Tendered funds will remain in escrow until a closing has occurred. StartEngine Crowdfunding will assist with the facilitation of credit and debit card payments through the Online Platform. The Company estimates that processing fees for credit card subscriptions will be approximately 4% of total funds invested per transaction, although credit card processing fees may fluctuate. The Company intends to pay these fees and will reimburse StartEngine Crowdfunding for transaction fees and return fees that it incurs for returns and chargebacks. The Company estimates that approximately 75% of the transactions in this Offering will be paid via credit card. This assumption was used in estimating the payment processing fees included in the total Offering expenses set forth in “Use of Proceeds to Issuer.” Upon closing, funds tendered by investors will be made available to the Company for its use.

There is a minimum individual investment in this Offering is $504.

In order to invest you will be required to subscribe to the Offering via the Online Platform and agree to the terms of the Offering, Subscription Agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a Subscription Agreement in order to invest. The Subscription Agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount, including the StartEngine processing fee, that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

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The Company has entered into an Escrow Services Agreement with Bryn Mawr Trust Company (the “Escrow Agent”) and StartEngine Primary. Investor funds will be held by the Escrow Agent pending closing or termination of the Offering. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this Offering. The Company may terminate the Offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving shares; escrowed funds may be returned.

Once an investor submits a Subscription Agreement on the StartEngine portal and the Escrow Agent receives the investor’s funds into the escrow account, the Escrow Agent will perform AML and KYC checks to verify the identity and status of the investor. If there are errors or incomplete information that needs to be resolved to complete the subscription, the StartEngine portal will generate emails instructing the investor on what to do to complete the process. Once the checks performed by the Escrow Agent are completed, the investor receives an email regarding the progress of the investment and the funds are available to be disbursed to the Company at a closing. The Company has access to a dashboard on the StartEngine platform that will indicate the amount of funds received from investors that have completed the subscription process. When the Company seeks to hold a closing and receive a distribution of funds, it will submit a request for a disbursement of funds through the StartEngine issuer dashboard. StartEngine will review the disbursement request to verify there are funds disbursable and that the banking information provided by the Company is accurate. If approved, StartEngine will accept the disbursement request and will notify the Escrow Agent to disburse funds from the escrow account to the Company’s provided bank account. After notice has been provided to the Escrow Agent, funds will be processed and will be available in the Company’s account within 24-48 business hours. As soon as the funds move from the escrow account to the Company’s bank account, the investors who were a part of the closing will receive a final confirmation email from StartEngine regarding the status of their investment, together with a fully executed Subscription Agreement.

Escrow Agent is not participating as an underwriter or placement agent or sales agent of this Offering and will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of Escrow Agent’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the Company or this Offering. All inquiries regarding this Offering or escrow should be made directly to the Company.

In the event that the Company terminates the Offering while investor funds are held in escrow, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

Pursuant to our agreement with StartEngine Primary, the Company agrees that 6% of the total funds received into escrow will be held back as a deposit hold in case of any ACH refunds or credit card chargebacks. The hold will remain in effect for 180 days following the close of the Offering. 60 days after the close of the Offering, 4% of the deposit hold will be released to the Company. The remaining 2% will be held for the final 120 days of the deposit hold. After such further 120 days, the remaining 2% will be released to the Company. Based on the assumed maximum amount that we might owe StartEngine Primary, we estimate the deposit hold could be for up to $1,460,605.57.

Transfer Agent and Warrant Agent

StartEngine Secure LLC (“StartEngine Secure” or “Transfer Agent”) will serve as transfer agent to maintain stockholder information on a book-entry basis for stockholders who purchase their Units through StartEngine. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our stockholder register. For stockholders who purchased their Units through Dalmore Group, LLC, KoreConX Inc. will continue to serve as transfer agent to maintain stockholder information on a book-entry basis.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

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Provisions of Note in Our Subscription Agreement

Forum Selection Provision

In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Jury Trial Waiver

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the agreement, including any claims made under the federal securities laws.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim not arising under the federal securities laws against the company in connection with matters arising under the agreement, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the company’s securities or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

The jury trial waiver only applies to claims against the company arising out of or related to the subscription agreement. As the provisions of the subscription agreement relate to the initial sale of the securities, subsequent transferees will not be bound by the subscription agreement and therefore to the conditions, obligations and restrictions thereunder, including the jury trial waiver.

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USE OF PROCEEDS TO ISSUER

The net proceeds of a fully subscribed Offering to the issuer, assuming each of the Warrants is exercised after total offering expenses and commissions, will be approximately $33,803,607 after deducting estimated offering expenses of approximately $6,501,671.

The following table breaks down the use of proceeds into different categories under various funding scenarios as follows:

	25% of Maximum Offering Amount	50% of Maximum Offering Amount	75% of Maximum Offering Amount	Maximum Offering Amount
Gross Proceeds to the Company	$10,463,689	$20,927,378	$31,391,067	$41,854,756
Estimated offering expenses*	$1,625,418	$3,250,836	$4,876,253	$6,501,671
Net Proceeds	$8,838,271	$17,676,542	$26,514,814	$35,353,085
Purchase and Development of Software Assets	$2,591,958	$6,456,715	$9,693,635	$13,091,676
Officers’ Salaries and Benefits	$1,750,000	$2,482,916	$3,390,000	$4,100,000
Research and Development	2,141,313	4,468,301	7,084,179	$8,630,409
Marketing and Sales	1,485,000	2,450,073	3,647,000	5,931,000
Working Capital	$620,000	$1,313,943	$1,950,000	$2,600,000
Travel and Entertainment	$125,000	$252,297	$375,000	$500,000
Legal	$125,000	$252,297	$375,000	$500,000

* Assumes the offering expenses reduce commensurately with the decrease in amount raised.

The Company reserves the right to change the use of proceeds at management’s discretion.

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THE COMPANY’S BUSINESS

Overview

The Company was incorporated on November 20, 2019, as a Delaware C corporation. We operate as a software development and acquisition company that develops software platforms and sources Software as a Service (“SaaS”), ecommerce, and online marketplace businesses in markets the Company believes are ripe for tech-enabled ventures to scale. Since the Company’s founding, the technology market dynamics and opportunities have changed.  The Company has shifted much of its attention to two-sided online marketplaces with the acquisitions of Growth Collective Solutions, Inc. (“Growth Collective Solutions”) and Dealify, Inc. in 2021.  The Company believes there are opportunities for acquisitions and new venture creation in the marketplace vertical, and we also believe that these businesses are more affordable to create, acquire and scale in today’s market than Software as a Service.  Finally, the Company believes that marketplaces are more insulated from some of the current challenges facing the technology sector.  Therefore, while the Company continues to operate Hello Bar LLC (“Hello Bar”) and Subscribers as Software as a Service platforms, it is spending significant time on operating its current marketplace businesses. It is also considering acquiring or founding additional marketplace businesses.

During fiscal year 2022, the Company put significant time, energy and capital into integrating Growth Collective Solutions and Dealify, both of which we acquired in November, 2021.  During the year, the Company also invested in Convert More, Inc. (“Convert More”), owner of OnboardFlow, a technology platform that was acquired in March, 2021.  The Company’s Convert More efforts were focused on getting the OnboardFlow technology platform to be ready to sell and market on a larger scale.  In fiscal year 2022, the Company also executed activities to try to grow Hello Bar, a subsidiary which operates both Hello Bar and Subscribers.  The efforts to grow each of the Company’s subsidiaries largely involved: 1) Hiring employees to operate these subsidiaries, 2) Integrating books/records, administration, human resources, and finance, and 3) Building our sales and marketing capabilities within the Company and its subsidiaries. In addition to research and development for products developed by Legion Works, we also incurred expenses related to research and development of companies that we may acquire.

As a Regulation A+ Company, Legion Works, Inc. also must dedicate significant time and resources to conform to Regulation A+ reporting requirements.  These requirements include an annual audit, an annual report, a semi-annual report, and other related activities.  In fiscal year 2022 these activities were managed by the Company’s Chief Executive Officer in partnership with external accounting, legal and finance partners.

The Company did not acquire or start any additional ventures in 2022 beyond what it had acquired prior to fiscal year 2022.  This was due to the fact that 1) The Company wanted to focus on growing its current ventures, and 2) The Company noted the acquisition environment in 2022 became challenging, given capital raised.  During 2023, the Company’s focus has remained on developing its current business, but has added new projects, discussed below in “Principal Products and Services.” However, these efforts may depend on the Company’s ability to raise more capital to fund such activities.

Principal Products and Services

The Company is working to build an online B2B platform that provides our clients and customers with the tools and services to help companies market and grow their businesses. We expect to achieve these goals by adding technology and services to the Legion Works platform by either acquiring businesses or assets that fit within our framework and integrating them into our platform, or by building the technology and related products in house.  As part of these efforts, the Company centralizes the core administrative functions of each subsidiary so that each subsidiary can focus on the sales, marketing and product activities to help them grow.  These administrative functions include Human Resources, Finance, Accounting, Legal and other related activities.  These functions are managed by the Legion team and are executed in partnership with external service providers.

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The Company’s principal products and services in fiscal year 2022 included five separate online platforms operated by four distinct subsidiaries.  Growth Collective Solutions operates Growth Collective (www.growthcollective.com), a two-sided human capital marketplace that connects fast growing companies, agencies and venture firms with highly vetted and experienced marketers.  The Company acquired Growth Collective Solutions in November, 2021.  The Company has fulfilled on its financial obligations of the Growth Collective Solutions, Inc. acquisition, but continues to hold a right to purchase an additional 5% of Growth Collective from the seller at a predetermined valuation of $20 million which management has decided not to exercise at this time but may do so in the future. Dealify, Inc. operates Dealify (www.dealify.com), an online marketplace that offers deals on new software products from early-stage software companies.  Dealify, Inc. was also acquired in November, 2021, and the Company has fulfilled on its financial obligations of the Dealify, Inc. acquisition. The seller of Dealify, Inc. can earn up to an additional 4% of Dealify, Inc. shares if Dealify achieves certain revenue targets during a seven-year look back period that expires Novemer 5, 2028:

•	1% (1,075 shares) if Dealify achieves $200,000 or more in monthly revenue for 3 consecutive months;
•	1% (1,100 shares) if Dealify achieves $350,000 or more in monthly revenue for 3 consecutive months;
•	1% (1,120 shares) if Dealify achieves $500,000 or more in monthly revenue for 3 consecutive months; and
•	1% (1,150 shares) if Dealify achieves $650,000 or more in monthly revenue for 3 consecutive months.

As of December 31, 2022, Dealify has not achieved the monthly revenue targets, and management does not expect it to do so in the near future.

Convert More, Inc. operates OnboardFlow (www.onboardflow.com), a software platform that is meant to help companies understand its free trail users and convert more of their free trial users into customers.  Convert More, Inc. was a small acquisition made in March, 2021.  At the time of the acquisition, the platform required further technology improvements to be able to scale it to attract additional customers.  The Company has fulfilled on its financial obligations of the Convert More, Inc. acquisition. To date, our largest acquisition has been Hello Bar, which we acquired on December 31, 2020.  Hello Bar operates two separate software platforms.  Hello Bar (www.hellobar.com) is a web-based application that helps companies convert website traffic into customers and leads.  Subscribers (www.subscribers.com) is another web-based application that helps companies bring traffic back to its website through web push notifications.   The Company has fulfilled on its financial obligations of the Hello Bar LLC acquisition.

The Company made no acquisitions in 2022 and any previous considerations of starting or acquiring additional ventures were put on hold or abandoned so the Company could focus on growing its current holdings. During 2023, the Company’s focus has remained on developing its current business, but has added new projects, including Mighty, an AI marketplace that helps fans connection to and support the athletes and teams they like the most. We are also working to develop a new product, based on the model used in our Growth Collective, that would apply to engineering talent. The Company’s ability to acquire or start additional ventures may require it to raise additional capital.  Given current market conditions, there is no guarantee that the Company will be able to raise this additional capital.

The Company’s Strategy

We are an online platform with a focus on software, ecommerce, and marketplace businesses. Management aims to build the Company by finding niche opportunities in the market for online businesses and technologies. In this regard, management intends to leverage its industry knowledge, strategic vision, operational expertise and business connections to identify underserved segments of this market and target its product and services development to fulfill those underserved segments. Given that SaaS multiples remained very high in 2022 and SaaS as a market saw downward pressure in 2022, the Company oriented some of its focus in 2022 to two-sided online marketplaces.  While still largely focused on Sales and Marketing tech, the Company believes that there exist strong opportunities in the online marketplace sector.

A key component of the Company’s strategy is to remove the administrative burdens for each of its subsidiaries.  The goal is for the subsidiaries to be able to focus on growth activities such as marketing, sales and product.  Centralizing these administrative tasks at the Legion level requires the Legion executive and administrative staff to focus on these activities and to partner with external service providers in the areas of Finance, Accounting, Legal and Human Resources.  The Company employs a leader for each of its subsidiaries.  This leader has the responsibility of leading the day-to-day efforts of the company, overseeing the company staff, and rolling out marketing and sales initiatives to help drive growth.  These leaders report directly to the Legion executive team.

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The Company sees strong potential in Growth Collective Solutions, Inc., a business that connects high growth start-ups, agencies and venture capital firms with highly vetted and experienced freelance marketers.  This is a market that the Company believes has the potential to grow considerably in coming years given greater adoption of freelancers as a means of staffing for companies and a continued move to remote work arrangements.  In addition to investing in additional marketing and sales capabilities for Growth Collective Solutions, Inc. in 2022, the Company began the process of building a new version of the technology application that is the vehicle for the Growth Collective platform.  The Company believes that evolving Growth Collective’s technology platform leverages its unique capabilities in product development while giving the Company an advantage against its competitors.  Additionally, the Company sees an updated Growth Collective technology platform as a critical step in allowing Growth Collective to scale more effectively and efficiently. Finally, the Company believes that a more sophisticated technology platform within Growth Collective will increase the enterprise value of Growth Collective.  Given the importance of this effort, the development of the updated Growth Collective platform is being led by the Company’s executive team.  Further, consistent with the Company’s original business plan, the updated technology platform is being built by a team of designers and engineers in Poland.

During fiscal year 2022, the Company also spent significant time, energy and capital on integrating Dealify, Inc.  Dealify is a marketplace that connects new and upcoming software companies with initial customers by selling lifetime access to the featured software.  At the time of acquisition, Dealify, Inc. relied heavily on Facebook marketing for driving a significant portion of its revenues.  Given a decline in the Return on Investment across Facebook for most companies in 2022, the Company had to quickly adjust its marketing strategy to stabilize and attempt to grow the business.  This effort required an investment of time, energy and capital throughout the year and led to a greater investment level than was anticipated.

During fiscal year 2022, the Company also tested strategies to grow Hello Bar LLC and its software platforms Hello Bar and Subscribers.  Early 2022 saw a decline in organic website traffic to Hello Bar and Subscribers due to Google algorithm updates as well as some re-directed traffic from former referring domains.  Therefore, the Company spent early 2022 on building strategic partnerships with the goal of accelerating growth through these partnerships.  The Company succeeded in solidifying two large strategic partnerships and spent time building technology to facilitate these partnerships.  These strategic partnerships have not led to the level of growth anticipated for Hello Bar. One strategic partner has been slow to ramp up, and the other cancelled the partnership after being acquired by a private equity firm.  Therefore, the latter half of the year involved the Company renewing its focus on organic marketing, testing paid acquisition channels, and testing a new monetization channel for Subscribers.

Finally, during fiscal year 2022, the Company spent time on Convert More, Inc., owners of OnboardFlow. Though it acquired OnboardFlow, the Company has viewed the product as a “new venture” and invested in Research and Development to build out the software platform to determine whether it could realistically bring the product to market for customers. The technology has proven to be difficult and expensive to build and maintain. As of December 31st, 2022, the Company was considering whether to continue dedicating resources to this venture. As of that date, the Company decided to keep working on the product to see if it could bring the technology to market.

In addition to its currently owned ventures, the Company considered additional acquisitions and new ventures in 2022.  While the Company believed that the year would be best suited to focus on its existing ventures, it did research a series of new markets for new venture creation and also researched a number of potential acquisitions.  As of December 31st, 2022, the Company did not have any immediate plans to acquire an additional venture and also did not have immediate plans to build a new venture.  The Company does believe that it’s important to consider additional ventures in 2023 and is considering markets and acquisition opportunities while planning on testing the market to determine whether it believes it can raise the additional capital to support new acquisitions or ventures.

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The Company’s Market

The Company is primarily focused on software, ecommerce, and marketplace businesses. The software as a service or “SaaS” market is evolving quickly. Based on our observation, the SaaS market, as well as a variety of other markets and industries, grew at an accelerated pace between March 2020 and March 2021 due to COVID-19 changing the way companies work. During this time, more companies were moving their operations online or needed tools to more effectively do their jobs remotely. Also, during this period, the multiples on businesses that might have been a good fit for the Company increased substantially, rendering them outside of our range of opportunities. However, with restrictions easing and vaccines becoming more available, we saw a decline in web traffic throughout 2021 and much of 2022.  Further, declines in tech valuations and investments in the public markets in 2022 trickled down to smaller private companies in 2022, and the inflationary environment put downward pressure on technology customers in 2022.  This meant less available cash for testing new products and software, and they were more hesitant to spend on marketing in 2022, given unknowns about the economy.  Things were complicated further by significant declines in returns on investment across platforms such as Facebook due to impacts from changes from Apple and a continued move from desktop to mobile devices.  The above challenges forced the Company to regularly adapt its strategy throughout 2022 to still achieve growth from 2021 to 2022.  The Company continues to see this trend in 2023, and expects the trend to continue through 2023.  The Company also believes that these challenges may present opportunities for winning greater market share from competitors and having opportunities for future acquisitions.

Competition

Given that the Company is a platform of multiple tools and marketplaces for sales tech and marketing tech, its products have a broad range of competitors. For Hello Bar and Subscribers, the focus on conversion rate optimization and content creation places us in competition with companies such as Optinmonster, Privy, Optimonk, Unbounce, Hubspot, and VWO. Some of these competitors have the backing of large venture capital funds and other resources. In seeking to break into the analytics market, we also face direct competition from Google Analytics and Mixpanel. Our strengths are our product expertise in terms of product ease of use and specific features designed for niche and fast evolving markets. Our management team has the expertise in this market to see the niche areas our competitors have not addressed. Unlike our well-funded competitors who typically focus on large enterprise customers, we tend to go after the middle segment of the market as well as small and medium businesses. We believe we have a competitive advantage in our ability to be flexible in our pricing.  In 2022, we also saw an increased need from our Subscribers customers for using web push for monetization.  Therefore, we invested resources to build new monetization features into Subscribers that we could test in early 2023.  Given Subscribers’ strong footprint in the market (it is currently ranked as the 4th largest web push platform by BuiltWith), we believe that we have an opportunity to scale revenues by rolling out monetization features for our customers.  Finally, we see geographic opportunities for both Hello Bar and Subscribers.  While there is very strong competition in the U.S. for similar products, we see less competition in other markets such as Europe.

For Dealify, the company has multiple competitors that sell access to subscription software deals. The largest competitor is AppSumo, a large and well-entrenched company that has achieved substantial revenue. The Company faces other, smaller competitors as well, though these other companies have not reached the same level of scale. Dealify aims to compete based on the quality of deals it offers and the customer service it provides to its customers.  We also believe it’s important to increase the brand loyalty from our customers, and consequently we rolled out a “membership program” in late 2022.

Growth Collective operates in a fast growing industry that has further grown from recent changes to more remote workforces. The Company’s direct competitors include similar premium marketing freelancer platforms such as Mayple and MarketerHire, as well as larger broad freelancer marketplaces such as Upwork and Fiverr. Growth Collective competes based on its vetting process, its high-end and strongly-vetted freelancers, and its combination of tech-enabled and human matching of freelancers and companies.  We also believe that our focus on being a true technology platform will help us to win against some of our fast-growing competitors.  Some of our largest competitors have spent considerable capital on building up large sales and marketing teams and seem to be doubling down on being agencies rather than true technology companies. Finally, several of our competitors charge excessive fees, provide low-quality customer service, and operate without transparency, and these liabilities create opportunities for Growth Collective.

Finally, OnboardFlow competes with larger analytics companies that focus on insights for app developers. These companies include Segment, Amplitude and Mixpanel. Onboard Flow looks to compete based on ease of adoption, ease of use and affordability.  This is proving to be much more difficult than anticipated as the infrastructure costs get very large, very quickly for these kinds of businesses, and we do not see it feasible to raise a large round of capital specifically for this business to support such costs.

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Employees

As of December 31, 2022, the Company had a total of nine (9) full-time employees and no part-time employees working in Legion Works and its subsidiaries.  Executives Ryan Bettencourt (CEO), Caleb Green (COO) and Grant Bostrom (Head of Ventures) are full time at Legion. Michael Kamo remains with the Company as Chairman of the Board, but does not currently serve as an executive officer.

Additionally, each of Legion Works’ subsidiaries is led by, at least, one executive.  As of December 31st, 2022, Michael Wicker was the General Manager of Hello Bar, Dan Minahan was the CEO of Growth Collective, and Dan Canfield was the General Manager of Dealify.

In addition, Legion Works has engaged with other key individuals as contractors and consultants who possess a range of expertise, including marketing, business development, software engineering, business operations and other areas. These contractors and consultants work in our subsidiaries, and almost of them are based internationally. For details, see “Management’s Discussion and Analysis.”

We expect the number of business and direct research personnel hired by Legion Works will scale based upon funds raised in the Company’s offering under Regulation A and as operating needs warrant. For information regarding the impact of the tight labor market and inflation, see “Management’s Discussion and Analysis – Operating Expenses” and “--Key Trends.”

Intellectual Property

Currently, the Company’s subsidiary, Hello Bar, holds a trademark. The Company filed an application for extension of this trademark in 2022, and a 10 year extension was granted by the U.S. Patent and Trade Office on August 26th, 2022. The Company also filed for a trademark for Growth Collective in 2022, and is waiting to learn whether it has been accepted. As the Company’s business develops, in particular its software products, we expect to file more trademarks and possibly patents as well.

Litigation

The Company has not been involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, the conduct of its business activities, or otherwise.

The Company’s Property

The Company currently owns no real property. At this time, management has no plans to procure office space or other real property.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion relates to Legion Works’ financial condition and results of operations and includes audited financial data through December 31, 2022 and should be read in conjunction with our financial statements and the related notes included in this annual report. The discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements

The Audit Reports for our Audited Financial Statements for the Fiscal Years Ending December 31, 2022 and 2021

Our financial statements for the fiscal year ending December 31, 2021, were audited by Alan T. Schiffman, CPA, PC (“Schiffman, CPA, PC”), whose firm was subsequently acquired by Goldstein & Loggia CPA’s, LLC (“Goldstein & Loggia”). The partner from Schiffman, CPA, PC served as a consultant to the Goldstein & Loggia team that audited our 2022 financial statements. Nevertheless, our audit report for our 2021 financial statements has been issued by Schiffman, CPA, PC, and our audit report for our 2022 financial statements has been issued by Goldstein & Loggia.

Overview

Legion Works, Inc. was incorporated on November 20, 2019, as a Delaware corporation. The Company is building up a series of software, e-commerce and marketplace tools to help companies market and grow their businesses. The Company operates as a software development and acquisition company that develops software platforms and sources SaaS, e-commerce and online marketplace businesses in markets the Company believes are ripe for a tech-enabled venture to scale. The Company has been centralizing operations and adding sales, marketing and product initiatives at our subsidiaries.

A key part of our strategy is to centralize administrative functions such as Legal, Accounting, Finance and Human Resources at the Legion level so that our owned entities can focus on growth activities without the burdens of day to day administrative tasks.  The Legion executive team manages these administrative functions and provides overall leadership, raises capital and interacts with investors, seeks out new acquisition opportunities, determines possible new ventures to create, fulfills on the requirements of Regulation A+, and other related duties.  The Legion executive team also executes key initiatives within the individual entities, with a focus on product and marketing activities.  In 2022 much energy and effort was put into centralizing the administrative functions at the Legion level.  The Company and its executive team continues to work on finding a balance between spending time on the required administrative activities to support its many ventures and the need to help its subsidiaries grow through actively assisting in the execution of growth activities at those subsidiaries.  The Company spent a great deal of time on administrative duties in 2022 and believes that it should employ more administrative resources in 2023 so that it can focus more energies on growth activities for each of its ventures.

In 2022, the Company also spent a great deal of time investing in activities within the individual entities to help those companies to grow and scale.  2022 posed new challenges for both Legion Works and its individual entities.  Given headwinds in the economy and some technology and strategy changes within major marketing platforms, it was more expensive in 2022 to acquire and retain customers, and this trend has continued during 2023. Within a strong inflationary environment, the Company found it more difficult to attract and retain employees, and salaries and benefits were more expensive than expected.  And, the technology sector also faced challenges in the public and private markets. This left companies with less available cash to spend on trying and keeping new software products and platforms.

2022 was a year that required significant focus and adaptability, and we decided to spend much of the year on our existing ventures.  This meant that, while we considered acquiring and starting new ventures, we felt it best to focus our energies and capital on giving our current ventures the best chances for growth.  Further, we were required to be nimble and regularly test new strategies, approaches and channels for growth.  Many strategies that worked for our various entities prior to 2022 did not work as well in 2022.

During the period ended June 30, 2023, management focused its efforts on integrating its recent acquisitions into the Company, testing marketing and sales channels in an effort to try to grow the entities acquired and conducting R&D on new products to develop internally. This has largely involved hiring employees to build up staffing within operations at these subsidiaries, testing new marketing channels, and integrating books and records and other resources such as human resources. Further, the Company has been building our sales and marketing capabilities within the Company and its subsidiaries. In addition to research and development for products developed by Legion Works, we also incur expenses related to research and development of companies that we may acquire, which funds are provided by Legion Works and not by the revenue generated by the acquired company. For the remainder of 2023, the Company plans to continue its efforts in developing our acquired companies and assets, and does not expect to make additional acquisitions at this time. We have been developing two new products that we anticipate will provide a social networking platform for start-up leaders called Expedition, and a marketplace for athletes to connect with fans called Mighty.

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In the face of these challenges, we believe the Company showed its resiliency and created additional opportunities.  COO Caleb Green was hired in the second quarter of the year and quickly made valuable contributions in helping us to streamline our efforts, track performance to drive accountability across the organization, and have clear goals and plans of execution.  As a company, we saw the need to evolve the technology platform within Growth Collective and hired a product and engineering team in Poland to start building the next version of Growth Collective’s technology.  We responded to significant challenges within Dealify, a company that was heavily dependent on Facebook ads for its revenue and growth and needed to test new marketing channels to get back on course when Facebook ad performance became more difficult for all companies.  We hired new leadership to help lead Dealify and Growth Collective, and we promoted a long-standing member of the Hello Bar team to General Manager to lead Hello Bar and Subscribers.  We opened a European entity to have a footprint to explore growth opportunities for Legion and our individual entities and to have a base from which to manage our product development efforts in Poland.  And, our executive team balanced the tremendous requirements of managing the administrative functions of our ventures and the significant requirements of Regulation A+ reporting with the need to also execute key initiatives within our entities.

While we had hopes of growing faster in 2022, our revenue did grow by nearly 55%.  Our expenses were also higher in 2022 but we worked hard to keep our costs in line during the year in an effort to maintain what we considered to be a reasonable burn rate by start-up standards.

The Company believes that 2023 will continue to have macroeconomic challenges, such as above average inflation and uncertainties about the stock market and housing, both of which could produce additional headwinds.  The Company also believes that the cooling in the tech industry could remain throughout the year and that the flow of investment capital will be slower for tech companies.  However, the Company also believes that it strengthened the team in 2022, built strong administrative foundations, built a clear executional plan, and leveraged its leaders’ experience managing through market challenges. As detailed more fully below in “Trends,” we expect to see the same challenges throughout the remainder of 2023, including headwinds making it difficult to achieve the same returns on ad spending as in previous years.  However, management believe we are navigating these challenges well, and keeping an eye on our costs. Our management team experienced other severe market challenges as tech executives in 2008-2010, and believes that this experience will help it to navigate current and future potential market challenges.  During these challenges, management believes it is key to remain lean, nimble and spend a great deal of time getting close to its customers.

Results of Operations for the Fiscal Year Ended December 31, 2022 Compared to Fiscal Year Ended December 31, 2021

Net loss for the fiscal year ended December 31, 2022 (“FYE 2022”) was $2,306,004 compared to a net loss of $1,551,019 for the fiscal year ended December 31, 2021 (“FYE 2021”), which we believe was driven by a number of factors discussed in detail below in “-- Operating Expenses” and “-- Other (Income) and Expenses.”

Management notes that amortization for 2022 and 2021 was $1,027,104 and $868,430, respectively, which was our next largest expense for FYE 2022 after salaries and wages, and our largest expense during FYE 2021. As described elsewhere in this report, management has been working to conserve cash and be strategic with how we spend in this current environment.

Overall we have seen a decrease in internet traffic, which has resulted in an increase in the cost of acquiring customers across the technology sector. Further, our target markets found it more difficult to raise capital and, therefore, were less willing to try new platforms and software.  During 2022, our competitors were also raising substantial funds from venture capital firms to scale their individual businesses. These well-funded competitors further drove up the cost of paid acquisition channels, such as paid search, paid social, and building sales and business development teams. Additionally, iOS 14 limits on targeting and capturing data made it more difficult to achieve strong Return on Ad Spending, which has had a negative impact on our subsidiary, Dealify. For more details see also “Business – Principal Products and Services.” Nevertheless, management has worked to find opportunities in this difficult environment, and we have seen our revenue increase to $2,500,299 for FYE 2002 from $1,612,798 for FYE 2021.

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Revenue

We saw a substantial increase in revenue during FYE 2022 resulting in gross revenue of $2,500,299 as compared to $1,612,798 for FYE 2021. As explained below, our increased revenue was the result of growth within Growth Collective and from operations of our acquired products and subsidiaries.

Sources of Revenue

The Company’s revenue on a consolidated basis for FYE 2022 came from the operations of Hello Bar, Growth Collective and Dealify. Dealify receives e-commerce revenue, and Growth Collective receives transactional revenue (percentage of revenue paid through the marketplace). We do not expect Growth Collective or Dealify to become profitable in 2023. Hello Bar was profitable in 2022 and we expect it to also be profitable in 2023.  Legion Works, which serves as the holding company for our subsidiaries, does not generate revenue.  Convert More has not yet begun generating revenue.

Hello Bar

In 2022, we saw a continued decrease in revenue on Hello Bar/Subscribers from one of our largest partners and related party, Neil Patel Digital. We understand this decline was due to Neil Patel Digital changing its focus and overall company strategy to selling and marketing its own products rather than those of partners. Between FYE 2022 and FYE 2021, we saw revenue from Neil Patel Digital decline by 80%.

Period	Amount for the period*	Amount for the Year*	Year
1H 2021	$45,897	$76,792	2021
2H 2021	$30,895
1H 2022	$14,175	$20,385	2022
2H 2022	$6,210
1H 2023	$700	$700	2023
	Total*	$97,877

*Amounts have not been audited.

In early 2023, revenue from this partnership has declined to almost zero. Mike Kamo, who serves as the Company’s Chairman of the Board, also serves as the Global CEO of Neil Patel Digital. The Company is working diligently to test other marketing channels such as Search Engine Optimization and Paid Search in hopes of replacing some of this lost revenue. Additionally, the Company is testing a new advertising based revenue stream to Subscribers in hopes of growing its revenues on the Subscribers product.

Growth Collective and Dealify

We acquired Growth Collective in November 2021, resulting in minimal changes to our revenue earned during FYE 2021 ($60,679). During FYE 2022, revenue increased to $784,767. This change was the result of recognizing a full year of revenue as well as an increase in our marketing and sales efforts and spend (higher monthly budgets for paid search, the hiring of a full time SEO consultant and the hiring of an outbound salesperson).

We also acquired Dealify in November 2021, which brought in an additional $269,934 revenue for FYE 2021.During FYE 2022, Dealify revenue increased to $585,042because we were able to recognize a full year of revenue and we also increased our monthly advertising spend.

Revenue Recognition

Revenue is recognized when performance obligations under the terms of the contracts with our customers are satisfied. The contracts are monthly. However, based upon management’s analysis of the subscriber contracts, historically, the contracts for its software products are renewed on average from a seven to twelve month period. The Company also recognizes revenue from the sale, lease or licensing of software, which is accounted for as a long-term contract if significant customization or modification is involved. Otherwise, revenue from the sale, leasing or licensing of software will be recognized when there is persuasive evidence an arrangement exists, delivery has occurred, the Company’s price is fixed or determinable, and collection of the sales price is probable. The Company also recognizes revenue from the monetization of its platform applications once performance obligations as required under our customers’ contracts have been satisfied. The Company generates revenues by allowing its subscriber customers to use multiple interactive software platforms, including Hello Bar, Subscribers and Convert More. Both Dealify, Growth Collective and Convert More remain in the startup phase, and management expects to see further losses for the foreseeable future while we build our products, acquire more companies and assets, and establish our niche markets.

Cost of Revenues

The Company’s cost of revenues for FYE 2021 was $551,438 compared to $208,237 for FYE 2021. As a result of the acquistions made during FYE 2021, our cost of revenue increased. This increase is largely the result of the Company operating Dealify for a full year.  Dealify is a marketplace business in which we keep a percentage of every sale, with the rest of the sale being delivered to the app supplier and counted as cost of revenue.  In addition, our cost of revenues include transaction fees paid to our payment processors at Hello Bar and Growth Collective.  Therefore, increases in aggregate revenues across those businesses will result in increased Cost of Revenues.

Operating Expenses

Operating expenses for FYE 2022 were $3,231,724 compared to $2,074,664 for FYE 2021. As explained below, salaries and wages were the largest increase.

Salaries and wages

The Company’s largest expenses were salaries and wages, which were $1,348,908 for FYE 2022 compared to $563,101 in FYE 2021. This increase was a result of adding team members at Legion and Growth Collective across our subsidiaries, operating Dealify, Growth Collective and Convert More for the full year. Another factor in the increase of this expense was the need to increase salaries and benefits to attract and retain key employees.  In an effort to manage expenses, we brought more work in-house in order to reduce payments to contractors . This decision resulted in an approximately 9% reduction, amounting to $648,387 in FYE 2022 compared to $687,486 for FYE 2021. As discussed further in “Trends” below, competition for talent in the tech sector remained tightduring FYE 2022 and 2021. Not only did the shortage of qualified tech workers drive up salaries and other benefits, the impact of inflation increased workers’ need for higher wages. In order to scale our growing company, we needed to compete for talent against more well-funded competitors, which was challenging.

Advertising and marketing

During FYE 2022 we increased our spending on advertising and marketing by 77% to $440,418 from $102,497 during FYE 2021. Growth Collective and Dealify both rely on paid acquisition (online advertising) to drive leads and sales.  We also tested paid acquisition for Hello Bar in 2022 given a reduction in organic traffic for Hello Bar and Subscribers. Additionally, other factors placed pressure on our business that resulted in our push to increase marketing and advertising. The decrease in internet traffic during FYE 2022 and 2021 resulted in an increase in the cost of acquiring customers across the technology sector. Further, during FYE 2022 and 2021 our target markets found it more difficult to raise capital and, therefore, were less willing to try new platforms and software. During FYE 2022, our competitors were also raising substantial funds from venture capital firms to scale their individual businesses, which meant they had the ability to fund increases to their marketing budgets. These well-funded competitors further drove up the cost of paid acquisition channels, such as paid search, paid social, and building sales and business development teams. Additionally, iOS 14 limits on targeting and capturing data made it more difficult to achieve strong Return on Ad Spending, which has had a negative impact on our subsidiary, Dealify. To mitigate these pressures, we increased spending on our advertising and marketing during FYE 2022.

During the first half of 2023, we have worked to move some of the marketing efforts in-house in order to manage our expenses. See below, “Results of Operations for the Six Months Ended June 30, 2023 Compared to the Six Months Ended June 30, 2022.”

Professional and legal

During FYE 2022, we saw a 56% decrease in professional and legal expenses. We reduced these costs to $106,699 from $243,275 during FYE 2021.

Other (Income) and Expenses – Amortization

Management notes that amortization for FYE 2022 and 2021 was $1,027,104 and $868,430, respectively. Amortization was our next largest expense for FYE 2022 after salaries and wages, and our largest expense during FYE 2021. Our acquired finite-lived intangible assets are amortized on a straight-line basis over the estimated useful lives of the assets, which is between three to five years in most cases except goodwill, which amortizes over fifteen years. For details see Note 5 to the financial statements.

As described elsewhere in this Offering Circular, management has been working to conserve cash and be strategic with how we spend in this current environment.

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Results of Operations for the Six Months Ended June 30, 2023 Compared to the Six Months Ended June 30, 2022

During the six months ended June 30, 2023 (“Interim 2023”), the Company had a net loss of $1,520,738 compared to a net loss of $1,126,168 for the six months ended June 30, 2022 (“Interim 2022”). As discussed below, the Company has seen a 11% increase in revenue in Interim 2023 compared to Interim 2022, however, that increase has been offset by increased expenses related to hiring and retaining employees and an increase in amortization expenses related to our recent acquisitions. An important aspect of our business, and its ability to generate revenue, has been impacted by the changes made by Google, Apple and Facebook beginning in 2022 with respect to tracking internet activity and privacy. See also “Key Trends,” below.

Revenues

The Company’s revenue for Interim 2023 was $1,196,533 compared to $1,075,694 for Interim 2022. The Company’s revenue on a consolidated basis for Interim 2023 came from the operations of Hello Bar, LLC (“Hello Bar”), Growth Collective Solutions, Inc. (“Growth Collective”) and Dealify, Inc. (“Dealify”). Revenue is recognized when performance obligations under the terms of the contracts with our customers are satisfied. The contracts are monthly. However, based upon management’s analysis of the subscriber contracts, historically, the contracts for its software products are renewed on average over a seven to twelve month period. The Company also recognizes revenue from the sale, leasing or licensing of software, which is accounted for as a long term contract if significant customization or modification is involved. Otherwise, revenue from the sale, leasing or licensing of software will be recognized when there is persuasive evidence an arrangement exists, delivery has occurred, the Company’s price is fixed or determinable, and collection of the sales price is probable. The Company also recognizes revenue from the monetization of its platform applications once performance obligations as required under our customers’ contracts have been satisfied.

Sources of Revenue

The Company generates revenues by allowing its customers to use multiple interactive software platforms or online websites, including Hello Bar, Subscribers, Dealify and Growth Collective. Net increase in revenue of $120,839 was comprised of Hello Bar (decrease by $65,530), Growth Collective (increase by $119,048) and Dealify (increase by $67,321). Convert More has not yet generated revenue.

The Company’s revenue has been impacted by macro-economic trends in 2023. Overall, with uncertainties about the economy and a possible recession, our customers have reduced marketing spending. Given that our tools are primarily for marketers, this has meant lower conversion rates and lower growth rates than anticipated.

Also, venture capital investing in the first half of 2023 has seen a severe decline. We have a lot of customers who are start-ups, some of which are venture backed.  This means that some of our customers have pulled back on their spending.

Moreover, we have experienced the impact of the overall trend in the first half of 2023 of decreasing revenue as internet traffic has fallen and more well-funded competitors have driven up the cost of paid acquisition channels.

By the end of Interim 2023, our partnership with Neil Patel Digital (“NPD”), which used to be one of our largest partners, has effectively ended. Under the terms of our partnership agreement with NPD, Legion received from NPD 70% of the published price for Hello Bar and its products, including monthly subscription and overage fees, and $200 for each Managed Service customer. During 2021, NPD undertook a change of marketing strategy resulting in NPD promoting its own products instead of reselling those of other companies, including Legion Works. As result, revenue from our subsidiary, Hello Bar, has been decreasing to the point where we no longer receive any revenue from NPD as of Interim 2023. In addition to being in a partnership with NPD, they were a related party because NPD’s CEO, Mike Kamo, also serves on the Legion Works board of directors.

In order to cut expenses and enhance return on investment (ROI), while also working to sustain marketing efforts, we have been testing new paid and organic marketing channels inhouse. We have also had to create new features and product functionality to test new target markets in hopes of increasing conversion rates. To support that effort during 1H 2023, we hired additional staff and contractors, as discussed in detail below in “Operating Expenses.” In sum, we have had to do much more to maintain the same level of revenue. As a result, our increased expenses, particularly in the area of hiring employees, salaries and R&D expense have undercut the growth in revenue we attained during Interim 2023. Consequently, we have not achieved the level of growth that management had planned.

Hello Bar has achieved profitability, and any additional investments would be made out of profits currently generated. Dealify, Growth Collective and Convert More remain in the startup phase. In particular, Dealify and Growth Collective have been challenged by changes in Facebook’s advertising, and we continue to test different marketing channels while reducing expenses. We invested heavily in Growth Collective during 1H 2023 by building a platform intended to automate a number of tasks while helping the revenue to scale.  Management expects to see further losses for the foreseeable future while we build our products, acquire more companies and assets, and establish our niche markets.

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Operating Expenses

Operating expenses for Interim 2023 were $2,450,110 compared to $1,940,610 for Interim 2022.

G&A Expenses

Our largest increase in operating expenses occurred in General and administrative expenses which increased to $266,836 for Interim 2023 compared to $7,574 during Interim 2022. Most of this increased expense was due to R&D for Growth Collective. We have built a new technology platform for Growth Collective in an effort to drive faster growth through that subsidiary.

Salaries and Wages

The Company’s largest expense was salaries and wages, incurring $908,732 in Interim 2023. As a result of inflation and a shortage of skilled tech employees, the Company has had to increase compensation in an effort to attract and retain talent. We also needed to add a number of new positions within the Company in order to support our growth. This has been our fastest growing expense compared to Interim 2022.

Amortization

During Interim 2023, we recognized $473,884 as an incurred expense through amortization of our acquisitions compared to $429,447 for Interim 2022.

Liquidity and Capital Resources

As at June 30, 2023, the Company had net cash and cash equivalents of $3,458,130 compared to $4,673,907 as at December 31, 2022. To date, the Company’s largest source of funding has been the proceeds from its offering under Regulation A of units, each unit comprising one share of Voting Common Stock and one-half warrant to purchase one-half share of Voting Common Stock. During Interim 2023, the Company sold approximately 7,730 Units for gross proceeds of approximately $29,610. During that same period, 950 warrants were exercised for gross proceeds of approximately $3,088. As of September 15, 2023, the Company’s gross proceeds from this offering amounted to approximately $33,789, including approximately $3,088 received upon exercise of the underlying warrants.

The proceeds from the Regulation A offering were used to fund the acquisition of Hello Bar, Convert More, Dealify and Growth Collective.  As of December 31st, 2022 all financial obligations for each of these acquisitions have been fulfilled, including the two payments of $200,000 remaining under the Hello Bar purchase agreement, which were paid on July 6, 2022, and October 25, 2022. We also paid the last $50,000 payment due under our purchase agreement for Dealify on August 9, 2022. For details regarding our acquisitions see Note 4 to the unaudited financial statements. As of December 31st, 2022, Legion owns 100% of Hello Bar, 90% of Growth Collective, 94% of Dealify and 90% of Convert More.

Proceeds from the Regulation A offering were also used to fund operational efforts at Legion and its subsidiaries in 2022.  These proceeds were used to invest in resources and strategies to attempt to grow the Company’s subsidiaries, fund the work required to centralize administrative tasks, and to research additional acquisition or new venture efforts.

The Company does not generate sufficient revenue to cover all of its operating expenses at this time. Hello Bar generates sufficient revenue for its own operating expenses, and also pays for some of the salaries of Legion Works employees. We anticipate needing additional capital to acquire or start additional ventures.  With current market conditions, scaling additional ventures has proven to be more difficult and costly than anticipated. Moreover, we continue to see that raising additional capital during the current economic climate has become increasingly difficult.

The Company believes it has the necessary capital to fund operations for the next twelve months. However, as discussed above, we have observed a significant increase in operating expenses due to increased salaries and wages as a result of inflation, which we do not anticipate changing in the near future. We have also observed downward pressure on our revenue due to decreased internet traffic, changes in technology that limits our ability to collect data on behalf of our subscribers, and increased competition from well-funded competitors. In addition to these trends, further pressure on revenue has been from our need to increase spending on our marketing. Any change in these factors or the overall economy could have a material impact on our business plan, results of operations and financial condition.

The Company does not have any revolving credit facilities or other debt with which to fund its operations. If the Company is not able to raise enough capital through its Regulation A offering, or through other future offerings, including potential private offerings or debt, we may not be able to implement our business plans, including any proposed acquisitions, unless we obtain additional financing or are able to otherwise generate revenues and profits. There is no assurance that the Company will generate sufficient revenue now, or in the future, to sustain its operations without additional capital or that such funds, if available, will be obtainable on terms satisfactory to the Company.

Key Trends

The economy during 1H 2023 has impacted our business in a number of ways. Overall, concerns about the economy have resulted in our customers being more hesitant to renew their business with our subsidiaries.  Further, attracting new customers has become more difficult and expensive given increased competition and lower conversion rates given that potential customers have less cash and have found it more difficult to raise capital.  Continued changes across marketing platforms such as Google and Facebook have increased the costs of acquiring new customers.  Moreover, we have found that hiring employees, especially those having strong leadership skills and experience, has been difficult. Although higher inflation and a shortage of workers generally drove an increase of wages coming into 2023, our employees have not been asking for additional salary increases as 2023 continues. Given that inflation is not slowing down, we expect to have to further increase salaries and benefits to retain key employees and for us to have to increase the rates for our contractors. We are also seeing increased costs related to health care and other benefits that we provide our employees as part of our effort to hire and retain them. At the same time, we are seeing downward pressure on revenue because our customers are being more cautious with their spending on software and marketing so our overall conversion rates and the rates of new customers are declining.

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While the Company faced significant market challenges in 2023, it also believes its overall business plan and managerial discipline position it well to navigate these challenges. Unlike many early-stage companies, Legion’s operations are diversified in nature.  Further, because the Company acquired its current subsidiaries, there exists real asset value for those subsidiaries, which value is based on traction and revenue rather than future potential alone.  The Company also believes it has built a series of financial tracking and operational schemas to allow it to be nimble in the event that raising additional capital becomes difficult.  Finally, the Company believes that its leadership team has experience navigating market uncertainties, since they have built companies in both markets fueled by tailwinds and challenged by headwinds.

The Company believes that the challenges of 2023 will continue to accelerate for the remainder of the year. We are experiencing headwinds as customers continue to pull back on spending for marketing, increased churn of customers, and greater hesitancy by our customers to continue to spend more or even at the same rate. Nevertheless, the Company remains committed to its mission and is developing new products that we believe will strengthen our position in this market. We are branching out into artificial intelligence, with our new platform, Mighty, an AI marketplace that helps fans connect to and support the athletes and teams they like the most. We are also working to develop a new product, based on the model used in our Growth Collective, that would apply to engineering talent. These efforts may require additional capital to execute.  While the Company believes that raising capital in 2023 will be more difficult than previous years for all tech and early-stage companies, it also believes that its business model has strong appeal in the current market environment.

Given market uncertainties in 2023, the Company believes it will need to remain nimble, understand each of its ventures well through strong data and analytics, invest in its team to develop further leadership skills, and test new markets and strategies for its subsidiaries quickly and affordably.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our shareholders could receive less information than they might expect to receive from more mature public companies.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The company’s executive officers and directors are as follows:

Name	Position	Age	Term of Office (if indefinite, date appointed)	Approximate hours per week if part-time

Executive Officers:

Ryan Bettencourt	CEO, CFO and Secretary	48	November 2019 to present	Full time

Caleb Green	COO	38	April 2022	Full time

Keiran Flanigan	Head of Products	37	November 2019 to present	Full time	(1)

Grant Bostrom	Head of Ventures	42	November 2019 to present	Full time

Directors:

Ryan Bettencourt	Director	48	November 2019 to present

Michael Kamo	Chairman of the Board	37	November 2019 to present

(1)    Keiran Flanigan had previously been part time, but has become full time as of March 1, 2023.

Ryan Bettencourt, CEO, CFO, Secretary and Director

Ryan Bettencourt has been the Company’s CEO, CFO, Secretary and Director since its inception in November 2019. Beginning January 2019, Ryan served as co-founder and CEO of Hello Bar LLC. After the Company acquired Hello Bar in January 2021, Ryan became Chairman of the Board of Hello Bar, a role in which he continues to serve. From January 2018 to January of 2019 Ryan was the Head of Product for One Vigor, a media distribution company and the GM of Edisen, a spinoff product/company, both of which are owned by Vigor Systems, Inc. From June 2014 through February 2018 Ryan was the CEO of Cursive Labs, LLC, a Venture Studio formed to develop multiple companies. Ryan was the CEO and founder of Spoutable, LLC, an ad tech platform owned by Cursive Labs, LLC. Spoutable was acquired by Proper Media in 2018. From 2012-2014 Ryan was the VP, Digital for Saban Brands. Ryan joined Saban Brands after his former company was acquired by Saban. From 2008-2012 Ryan was Co-Founder/President of KidZui, Inc., a leading internet browser for children, which was also acquired by Saban Brands. Ryan has his MBA, Magna Cum Laude, from Babson College where he was a Babson Fellow and his BA, Cum Laude, from the University of San Francisco.

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Caleb Green, Chief Operating Officer

In April, 2022 Caleb Green joined Legion as its Chief Operating Officer. With more than a decade of experience at hyper-growth technology, marketplace, and media businesses, Caleb will focus on growing Legion's businesses and improving overall scalability. Caleb most recently served as the Head of Internal Operations at Snagajob, the world's largest marketplace for hourly work. Caleb joined Snagajob in January 2015, and variously led the Strategy, Operations, and Financial Planning teams. In his role at Snagajob, he was responsible for spearheading numerous strategic initiatives, including product launches and M&A integrations. Prior to Snagajob, Caleb managed video publishing and growth at Vox Media, where he tripled audience viewership at brands like Eater, The Verge, Vox.com, and Polygon. Caleb's entrepreneurial spirit runs deep, and during his early career he founded or co-founded two technology/media companies. Caleb has an MA from the University of Chicago and a BA from the University of Pennsylvania.

Keiran Flanigan, Head of Products

Keiran Flanigan has been Head of Products for the Company since inception in November 2019. From February 2019 through October 2020, Keiran was the full-time Head of Product for Hello Bar, LLC. Keiran moved to a part-time role at Hello Bar in October 2019 so that he could continue to help Hello Bar grow while dedicating additional time to Legion. From January 2018 to February 2019 Keiran was a freelance web and mobile developer building a variety of products in the software and e-commerce markets. From 2014-2018 he was the Co-Founder and Head of Product/Creative for Cursive Labs, LLC and its flagship product, Spoutable. From 2009-2012 Keiran was the Lead iOS Developer for Rage Digital, a design and development company. From 2012 through 2014, Keiran has done freelance projects for the likes of the NFL, Hyundai, 24-Hour Fitness and dozens of start-ups.

Grant Bostrom, Head of Ventures

Grant Bostrom has been Head of Ventures for the Company since inception in November 2019. Since 2017, Grant has been the Founder and CEO of Hellaworks, Inc. and its flagship product TapHype. Grant reduced his role in Hellaworks in November 2019 to focus most of his energies on Legion. From July 2014 to June 2017 Grant was a Co-Founder of Cursive Labs, LLC and served as Head of Product and Business Development for Spoutable, LLC. Between August 2009 and December 2013, Grant was the Head of Business Development and Special Projects for KidZui. Grant has an MBA from San Diego State University, a Masters in Advertising from the University of Texas at Austin and a BA from UCLA.

Michael Kamo, Chairman of the Board of Directors

Michael Kamo has been the Chairman of the Board of Directors since its inception in November 2019 and served as the Company’s COO from inception until April 29, 2022. Beginning October 2017 to the present, Mike has been the Co-Founder and CEO of Neil Patel Digital, LLC, a digital agency. From October 2016 to January 2019, he was the Co-Founder and CEO of Hello Bar LLC. From January 2011 to December 2016, Mike was Founder and CEO of Stride App LLC and was a content entrepreneur along with Neil Patel. In 2013, Mike, who was then known by the name Michael Kamfiroozie, and Kore Services, LLC (“Kore”), doing business as Auto Debt Consulting, a company he owned, and the principal of another California-based company, NAFSO VLM, Inc. (“NAFSO”), entered into a stipulated order with the Federal Trade Commission (“FTC”), related to motor vehicle loan assistance products and services. The FTC’s allegations, which were neither admitted nor denied by the defendants, alleged that the defendants made false and misleading statements that they would obtain for consumers loan modifications that would make auto loans more affordable or consumers would receive a refund. The settlement bans the defendants from providing any type of motor vehicle debt relief service; prohibits them from making misrepresentations about any other financial related product or service they market; and requires them to support claims with competent and reliable evidence. The FTC settlement included a $279,728 judgment, which was paid by Kore and NAFSO. In 2017, Mike legally changed his name from Michael Kamfiroozie to Michael Kamo.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2022, we compensated our three highest paid executive officers as follows:

Name	Capacities in which compensation was received	Cash compensation ($)		Other compensation ($)		Total compensation ($)
Ryan Bettencourt	CEO, CFO and Secretary	$264,100.00		$12,000.00	(1)	$276,100.00
Caleb Green	Chief Operating Officer	$147,333.00	(2)	$12,500.00	(3)	$159,833.00
Grant Bostrom (3)	Head of Ventures	$108,000.00		0.00		$108,000.00

________

(1) Expenses paid by the Company to cover the cost of temporarily living in Germany while overseeing product development.

(2) $14,000 of cash compensation was earned as a contractor for a short period of time prior to his becoming a full time employee.

(3) This cash bonus for 2022 has not yet been paid. Amount does not include shares of Super Voting Common Stock awarded pursuant to Mr. Green’s employment agreement, subject to vesting, as described below. As of April 30, 2023, 51,074 shares of Super Voting Common Stock will have vested under the terms of his employment agreement.

Except as described below, the Company does not have employment agreements with its executive officers at this time.

Our board of directors did not receive compensation for their board service for the fiscal year ended December 31, 2022, but may be reimbursed for reasonable expenses incurred while performing their duties in that capacity. There were two persons serving in that group during fiscal 2022 – Ryan Bettencourt and Michael Kamo.

Employment Agreement

Our COO, Caleb Green, has an employment agreement with the Company under which he receives a base salary of $200,000 per year with an annual bonus up to a maximum of $85,000 based upon the Company achieving certain annual revenue goals. The agreement also gives him the right to service-based equity compensation earning up to 1.5% of the Company’s Super Voting Common Stock outstanding as of May 1, 2022, which amounts to 204,528 shares of Super Voting Common Stock that will vest quarterly over four (4) years at a rate of 0.09375% or 12,766 shares per quarter. In the event of a change of control of the Company, Caleb’s service-based equity will accelerate and become fully invested. He can also earn performance-based equity compensation equal to 1% of equity at a rate of 0.25% each time the Company achieves $5,000,000, $10,000,000, $15,000,000 and $20,000,000 revenues based on the Company’s twelve (12) month consolidated revenues. If the Company has a change of control, Caleb’s performance-based equity will accelerate and become fully vested to the next revenue level. The agreement provides for a three-month severance package comprising base salary and health benefits, and forfeiture of unvested equity, if the Company terminates him without cause. The agreement also covers confidentiality and the Company’s proprietary rights over work product. For details see Exhibit 6.8 filed as an exhibit to this Annual Report. Management is in the process of determining what, if any, revisions may be made to Mr. Green’s employment agreement.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of July 1, 2023, Legion Work’s voting securities that are owned by our executive officers, directors and other persons holding more than 10% of the Company’s voting securities.

Name and Address of Beneficial Owner(4)	Class of securities	Amount and nature of beneficial ownership (1)(2)		Amount and nature of beneficial ownership acquirable		Percent of class
Ryan Bettencourt	Super Voting Common Stock	2,350,000				25.13%
	Voting Common Stock	800				>1%

Michael Kamo	Super Voting Common Stock	5,860,000				62.67%
	Voting Common Stock	800				>1%

Directors and Officers as a group (4 persons in this group)	Super Voting Common Stock	8,736,074	(3)	475,000	(4)	98.51%
Directors and Officers as a group (4 persons in this group)	Voting Common Stock	1,600				>1%

(1)

The Company’s Super Voting Common Stock is entitled to 4 votes per share. As of July 1, 2023, 9,350,000 shares of Super Voting Common Stock were outstanding, including shares subject to vesting as reflected in the table above. The Company’s Voting Common Stock is entitled to one vote per share. As of July 1, 2023, 3,787,203 shares of Voting Common Stock were outstanding.

(2)	Messrs. Bettencourt and Kamo purchased their shares of Voting Common Stock through the Company’s Regulation A offering.

(3)

Includes 51,074 shares of Super Voting Common Stock that vested under Mr. Green’s employment agreement. This amount excludes the remaining 153,454 shares of Super Voting Common Stock that will vest quarterly over four (4) years at a rate of 0.09375% or 12,766 shares per quarter. For details, see “Compensation of Directors and Executive Officers – Employment Agreement.”

(4)

Comprising 475,000 shares of Super Voting Common Stock subject to a 4-year vesting schedule which began January 10, 2020. On January 10, 203, 75% of the shares became fully vested, and the remaining shares shall be released from the repurchase options on the fourth anniversary of the stock purchase agreement. Additionally, this column excludes 1.5% of Super Voting Common Stock, or 93,500 shares, assuming the number of outstanding shares remains the same, which will vest depending on the Company achieving certain revenue goals in the future. See “Compensation of Directors and Executive Officers – Employment Agreement.”

(5)	The address of all beneficial owners is 4275 Executive Square, Suite 200, La Jolla, CA 92037.

47

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Hello Bar Acquisition

On December 31, 2021, the Company acquired 100% of the membership interests in Hello Bar LLC (“Hello Bar”), a California limited liability company, for a purchase price of $2,750,000 (the “Purchase Price”) pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”). Under the terms of the Purchase Agreement, the Company purchased Hello Bar from Michael Kamo (the “Seller”) who, prior to this transaction, held 100% of Hello Bar’s membership interests. The Seller, Mr. Kamo, also currently serves as Chairman of the Board of the Company. For more details regarding this transaction, see “The Company’s Business.” Prior to this transaction, Ryan Bettencourt was the CEO of Hello Bar.

Issuance of the Company’s Super Voting Common Stock to Executive Officers and Directors

The Company sold Super Voting Common Stock to members of the Management team as well as to an outside advisor. Stock Purchase Agreements were signed between the Company and each member who purchased Super Voting Common Stock in early 2020. At the end of 2020 the Company had issued 9,350,000 shares of Super Voting Common Stock to the Company’s officers and directors as well as one outside advisor. These shares were issued in late 2019 and early 2020 in exchange for proceeds amounting to $935. The Company does not have any additional stock programs in place for the management team though it anticipates creating one as the Company grows.

Legion Works Partnership with Neil Patel Digital

Mike Kamo, who serves as the Company’s Chairman of the Board, also is the Global CEO of Neil Patel Digital. For details regarding the partnership, see “Management’s Discussion and Analysis -- Results of Operations for the Fiscal Year Ended December 31, 2022 Compared to Fiscal Year Ended December 31, 2021 – Revenues.”

48

SECURITIES BEING OFFERED

The Company is offering up to 7,122,262 Units comprised of 7,122,262 shares of Voting Common Stock and ½ $4.65 Warrant to purchase ½ share of Voting Common Stock for a maximum of 3,561,131 $4.65 Warrants, plus a maximum of 71,222 Units to be issued to StartEngine Primary assuming the Offering is fully subscribed. See “Plan of Distribution.” Additionally, the Company is qualifying for issuance up 3,561,131 shares of Voting Common Stock upon exercise of the $4.65 Warrants, and up to 112,617 shares of Voting Common Stock issuable upon exercise of Previously Issued $4.65 Warrants (each having an exercise price of $4.65 per share).

The following description summarizes important terms of the Company’s Units, Warrants, Super Voting Common Stock and Voting Common Stock. This summary does not purport to be complete and is qualified in its entirety by the Amended and Restated Certificate of Incorporation and Amended Bylaws, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of the Company’s Super Voting Common Stock and Voting Common Stock, you should refer to the Amended and Restated Certificate of Incorporation, the Amended Bylaws, and applicable provisions of the Delaware General Corporation Law.

The Units

Each Unit consists of 1 share of Voting Common Stock and ½ $4.65 Warrant exercisable for ½ share of Voting Common Stock. The shares of Voting Common Stock and the $4.65 Warrants that are components of the Units will be purchased together, but will then be immediately separable. Upon completion of an investor’s purchase of Units, the investor will hold Voting Common Stock and $4.65 Warrants. Accordingly, the Units themselves do not have voting, dividend, liquidation or other rights.

The Warrants

Each Warrant is exercisable for one (1) share of the underlying Voting Common Stock:

•	The $4.65 Warrants have an exercise price of $4.65, and expire 18 months from the date of issuance.
•	As of July 1, 2023, 112,617 Previously Issued $4.65 Warrants are outstanding, which were sold in the Company’s prior Regulation A offering, and that have not yet been exercised and have not expired.

None of the Warrants have voting, dividend, liquidation or other rights.

The Capital Stock

The Company has two classes of capital stock:

1.	Super Voting Common Stock and
2.	Voting Common Stock

The Company is authorized to issue is 100,000,000 shares, 10,000,000 of which are Super Voting Common Stock and 90,000,000 of which are Voting Common Stock. As of July 1, 2023, 9,350,000 shares of Super Voting Common Stock are outstanding and 3,787,203 shares of Voting Common Stock are outstanding. Other than voting, the rights of the Super Voting Common Stock and Voting Common Stock are identical.

Voting

Holders of Voting Common Stock, which is being offered in this Offering Circular, are entitled to one (1) vote per share.

Holders of Super Voting Common Stock, which are not offered in this Offering Circular, are entitled to four (4) votes per share.

Shares of Super Voting Common Stock and Voting Common Stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders.

49

Dividends

Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Amended and Restated Certificate of Incorporation.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Super Voting Common Stock and Voting Common Stock shall be entitled to share on a pro rata basis in the remaining assets of the Company available for distribution to its stockholders.

Other Rights

Neither the Super Voting Common Stock nor the Voting Common Stock are entitled to preemptive rights or are subject to redemptive provisions.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six month period ending June 30 of that year. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

50

LEGION WORKS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INTERIM PERIODS ENDED

JUNE 30, 2023 AND 2022

F-1

LEGION WORKS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2023 & DECEMBER 31, 2022

ASSETS	June 30, 2023 (Unaudited)	December 31, 2022 (Audited)
Current Assets
Cash and cash equivalents	$3,458,130	$4,673,907
Account receivables	$55,042	$52,850
Prepaid expenses	$9,705	$3,303
Other Current Assets	$44,725	$12,977
Total Current Assets	3,567,602	4,743,037

Non Current Assets
Cost of App platform software	1,835,000	1,835,000
Intangible assets	2,468,690	2,468,690
Goodwill	17,280	17,280
Accumulated amortization	(2,373,162)	(1,899,278)
	1,947,808	2,421,692

Other Assets
Property plant and equipment	20,178	20,178
Accumulated depreciation	(10,654)	(9,293)
	9,524	10,885

TOTAL ASSETS	5,524,934	7,175,614

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	132,221	235,056
Short term loans	22,450	22,450
Other current liabilities	148,312	79,388
Total current liabilities	302,983	336,894

TOTAL LIABILITIES	302,983	336,894

Stockholders' Equity:
Super Voting Common Stock, $0.0001 Par Value; 20,000,000 Shares Authorized; 9,350,000, Issued and outstanding as of June 30, 2023 and December 31, 2022.	935	935
Voting Common Stock, $0.0001 Par Value; 80,000,000 Units Authorized; 4,372,376 and 4,364,646 Issued and Outstanding, as of June 30, 2023 and December 31, 2022.	437	436
Additional paid-in capital, net of capital raise expenses	9,335,687	9,407,293
Warrants Equity	1,308,197	1,305,109
Non-Controlling Interest	(146,453)	(77,869)
Retained deficit	(5,276,852)	(3,797,184)
TOTAL STOCKHOLDERS' EQUITY	5,221,950	6,838,720

TOTAL LIABLITIES AND STOCKHOLDERS' EQUITY	5,524,933	7,175,614

 See the accompanying notes, which are an integral part of these unaudited financial statements.

F-2

LEGION WORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIOD JANUARY 01-JUNE 30, 2023 & 2022

	Jan – June, 2023	Jan – June, 2022

REVENUE
Revenues	1,196,533	1,075,694
TOTAL REVENUE	1,196,533	1,075,694

Cost of Revenues	286,206	281,858
TOTAL COST OF REVENUES	286,206	281,258

OPERATING EXPENSES
Advertising and marketing	194,513	212,691
Amortization	473,884	429,447
Bank charges and fees	1,230	901
Contractors	233,816	337,529
Dues and subscriptions	165,493	142,722
General and administrative	266,878	7,574
Taxes, Licenses & Insurance	22,365	39,265
Office supplies and software	19,230	49,241
Payroll fees and taxes	62,162	48,207
Professional and legal	7,147	79,697
Rent	1,941	90
Salaries and wages	908,732	586,163
Transportation	20,720	7,085
TOTAL EXPENSES	2,450,110	1,940,610

OTHER (INCOME) & EXPENSES
Interest	(23,901)	(21,966)
Foreign currency translation (gain) loss	3,495	-
Depreciation	1,361	1,361
Other income		-
TOTAL OTHER (INCOME) & EXPENSES	(19,045)	(20,606)

NET INCOME (LOSS)	(1,520,738)	(1,126,168)
Minority interest in earnings of subsidiaries	(68,584)	-
NET LOSS ATTRIBUTABLE TO LEGION WORKS, INC AND SUBSIDIARIES	(1,452,154)	(1,126,168)

In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

 See the accompanying notes, which are an integral part of these unaudited financial statements.

F-3

LEGION WORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE PERIODS ENDED JUNE 30, 2023 AND 2022

	Common Stock		Additional
	Super Voting	Voting	paid-in capital	Warrants	Earnings	Controlling Interest	Total

BALANCE, DECEMBER 31, 2021	$935	$399	$8,898,667		(1,563,154)	(5,896)	7,330,952

Issuance of shares	$-	$37	$938,835	1,305,109	-		2,243,981

Net income(loss) from operations	$-	$-	$-		(2,234,031)	(71,973)	(2,306,004)

Cost of raising capital	$-	$-	$(430,209)		-		(430,209)

BALANCE, JUNE 30, 2022	$935	$399	$10,347,539		(2,689,962)		7,658,911

BALANCE, DECEMBER 31, 2022	$935	$436	$9,407,293	1,305,109	(3,797,184)	(77869)	6,838,720

Issuance of shares	$-	$1	29,610	3,088	-		32,698

Net income(loss) from operations	$-	$-	$-		(1,452,154)	(68,584)	(1,520,738)

Cost of raising capital	$-	$-	$(101,215)		-		(101,215)

BALANCE, JUNE 30, 2022	$935	$437	$9,335,687	1,308,197	(5,249,338)	(146,453)	5249,464

 See the accompanying notes, which are an integral part of these unaudited financial statements.

F-4

LEGION WORKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED JUNE 30, 2023 AND 2022

	JAN-JUNE 2023	JAN-JUNE 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,452,154)	(1,126,168)
Depreciation	$1,361	1,361
Amortization	$473,884	432,212
Minority interest in subsidiary earnings	$(68,584)	(45,128)
Foreign currency translation gain	$-	-
Adjustments to reconcile net income to cash provided by operating activities:
Changes in operating assets and liabilities	$(101,766)	(41,440)
Net cash provided by (utilized in) operating activities	$(1,147,259)	(779,163)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of subsidiary	$-	-
Property, plant and equipment acquisition	$-	-
Intangible asset acquisition	$-	-
Net cash provided by (used in) investing activities	$-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	$1	-
Additional paid-in capital, net of capital raise expenses	$(71,606)	1,448,872
Proceeds from exercising of warrants	$3,088	-
Proceeds from issuance (payment) of note payable	$(300,000)	(300,000)
Proceeds from related party payable	$-	-
Net cash provided by (used in) financing activities	$(68,517)	1,148,872

Net (decrease)/increase in cash and cash equivalents	$(1,215,777)	369,709

Cash and cash equivalents, beginning of period	$4,673,907	5,013,056

Cash and cash equivalents, end of period	$3,458,130	$5,382,765

 See the accompanying notes, which are an integral part of these unaudited financial statements.

F-5

LEGION WORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Legion Works, Inc. (the “Company”) was incorporated on November 20, 2019 as a Delaware Corporation. The Company’s corporate year-end is December 31.

The Company is a newly organized information technology software acquisition company incorporated as a Delaware corporation and located in San Diego, California. The Company was formed for the purpose of acquiring companies that have developed software platforms targeted to high growth economic markets. The Company pro-actively sources SaaS (Software as a Service) businesses in markets the Company understands that are ripe for a tech-enabled venture to scale. The Company identifies markets with specific and known needs with recurring revenue and targets enterprises within that market. The Company’s management enhances the target by providing expertise in tech, marketing, business development and operations to dramatically increase scale and profitability. The Company’s management team has had historic success sourcing, acquiring, growing and monetizing these types of companies and believes this experience makes the Company well suited to identify, source, negotiate and execute software company acquisitions with the ultimate goal of pursuing attractive risk-adjusted returns for our shareholders. The Company will seek business opportunities primarily in online software, including, but not limited to marketing and sales software tools and e-commerce software tools. The Company will be opportunistic in seeking acquisitions both in the United States and internationally.

Based upon a Membership Interest Purchase Agreement dated December 29, 2020, the Company purchased one hundred percent (100%) of the outstanding Membership Units of Hello-Bar, LLC for a purchase price of $2,750,000; comprised of cash at closing of $950,000 and a non-interest-bearing Promissory Note in the amount of $1,800,000. The imputed interest on the Promissory Note is $42,805 which reduced the cost of Contracts in process in the amount of $42,805. The purchase price was based upon an Enterprise Valuation prepared by StoneBridge Advisory, Inc. As a result, the Company’s financial statements include the consolidation of the Company and its subsidiary, Hello-Bar LLC. Hello- Bar, LLC has a valued brand, recognized for its multiple software product platforms and interactive websites, which are utilized by many subscribers. The CEO of the Company was also the CEO of Hello- Bar, LLC, commencing January 2019. (See Note 4 for purchase details)

Based upon a Shareholder Agreement dated March 26, 2021, the Company purchased ninety percent (90%) of the outstanding common stock of Convert More, Inc. for a cash purchase price of $67,500. The purchase price was based upon managements determination of fair market values of the acquired assets. As a result, the Company’s financial statements include the consolidation of the Company and its subsidiary, Convert More, Inc. Convert More, Inc. was acquired mainly due to its code base which the seller spent one year developing. (See Note 4 for purchase details)

Based upon a Shareholder Agreement dated November 5, 2021, the Company purchased ninety four percent (94%) of the outstanding common shares of Dealify, Inc. for a purchase price of $467,280; comprised of cash at closing of $300,000, a non-interest-bearing Promissory Note in the amount of $150,000 and capitalized legal and accounting fees of $16,030 and $1,250, respectively. The imputed interest on the Promissory Note is $215 for the year ended December 31, 2021. The purchase price was based upon the agreements value statement in which the buyer ascribed value to the various assets owned by the company. As a result, the Company’s financial statements include the consolidation of the Company and its subsidiary, Dealify, Inc. (See Note 4 for purchase details)

F-6

Based upon a Stock Purchase Agreement dated November 16, 2021, the Company purchased ninety percent (90%) of the outstanding common shares of Growth Collective Solutions, Inc. for an original cash purchase price of $1,200,000. The initial purchase price was increased by $145,105 by the total cash and net accounts receivable held by Growth Collective, then subsequently decreased by a total of $176,920 for the company’s transaction expense and indebtedness. These adjustments resulted in a net purchase price of $1,168,185 as outlined in the purchase agreement. The acquisition price was also increased by capitalized legal and accounting fees of $8,361 and $1,250, respectively. The purchase price was based upon the agreements value statement in which the buyer ascribed value to the various assets owned by the company. As a result, the Company’s financial statements include the consolidation of the Company and its subsidiary, Growth Collective, Inc. (See Note 4 for purchase details)

Based upon the Stock Purchase Agreement dated September 22, 2022, the Company purchased a hundred percent (100%) of the outstanding common shares of Legion Works GmbH. (See Note 4 for purchase details)

The Company is considered an emerging growth company under Section 101(a) of the Jumpstart Business Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal period. Because the Company is an emerging growth company, the Company has an exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), the Company is exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer.

BASIS OF PRESENTATION

The consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These require the use of estimates and assumptions that affect the assets and liabilities reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Significant estimates inherent in the preparation of the accompanying financial statements include valuation of provision for refunds and chargebacks, equity transactions and contingencies.

RISKS AND UNCERTAINTIES

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

CONCENTRATION OF CREDIT RISK

The Company maintains its cash with a financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. The Company maintains balances in excess of the federally insured limits.

CASH AND CASH EQUIVALENTS

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account and online payment platforms. As of June 30, 2023 and December 31, 2022, the Company had $3,458,130 and $4,673,907 of cash on hand, respectively.

F-7

PROPERTY AND EQUIPMENT

Property and equipment is initially recorded at cost and subsequently measured at cost less accumulated depreciation. Depreciation is recognized in Consolidated Statements of Operations and is provided over the estimated useful life of the assets as follow:

Computer Equipment	- 5 years straight line
Servers	- 7 years straight line
Software	- 3 years straight line

RECEIVABLES AND CREDIT POLICY

Based upon monthly contracts, (see discussion below), the Company sells subscriptions to use the various software app platforms. Trade receivables from subscribing customer contracts are uncollateralized customer obligations due under normal trade terms, primarily requiring pre-payment before services are rendered. Trade receivables will be stated at the amount billed to the customer. Payments of trade receivables will be allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced any write-downs in its accounts receivable balances.

INTANGIBLE ASSETS

In compliance with ASC 730-10, Research and Development expenditures, the Company capitalized and carries forward as assets, the costs to purchase and or develop multiple interactive software platforms, monetized through contract subscription revenues. Research is the planned efforts of a company to discover new information that will help create a new product or service. Development takes the findings generated by research and formulates a plan to create the desired platform Apps. The Company applies the GAAP capitalization requirements of the “waterfall” approach which includes a specific sequential order of Plan, Design, Coding/development, Testing and Software release.

The Company monetizes and forecasts the revenues from the multiple platform Apps software and amortizes the aggregate costs of the developmental software asset over the forecasted revenue stream; a matching of the revenue and costs, using the straight-line method, based on estimated useful lives of the asset. Maintenance of the platform will be expensed.

The Company reviews the carrying values of intangible personal property for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for December 31, 2022.

DEFERRED SYNDICATION EXPENSE

Financial Accounting Standard Board Accounting Standards Codification number 340-10-S99-1, Other Assets and Deferred Costs, allows specific, incremental costs directly related to securities offerings to be deferred and charged against the gross proceed of the offering. The Company wrote off deferred syndication expenses, including professional fees, marketing, broker dealer and other related expenses in the amount of $ 101,215 and $245,283 in June 2023 and December 2022, respectively.

F-8

FAIR VALUE MEASUREMENTS

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework (Topic 820) - Changes to the Disclosure Requirement for Fair Value Measurement. This guidance removes or modifies various disclosures relating to the activity or reconciliation of Level 1, Level 2 and Level 3 fair value measurements. It is effective for interim and annual periods beginning after December 15, 2019. Management evaluated this guidance and there is material impact on the consolidated financial statements.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes 3 levels of inputs that may be used to measure fair value. The 3 levels are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

REVENUE RECOGNITION

The Company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers ("ASC 606"). Revenue is recognized when performance obligations under the terms of the contracts with our customers are satisfied. The contracts are monthly. However, based upon management’s analysis of the subscriber contracts, historically, the contracts are renewed on average over from a seven to twelve month period. For the period ending June 30, 2023 and 2022 the Company generated revenues of $1,196,533 and $1,075,694 respectively.

SOFTWARE REVENUE RECOGNITION

Hello Bar generates its revenue from different subscription plans offered to its users. Revenue is recognized gradually over the subscription period as the performance obligations are satisfied.

Dealify Inc generate revenue through its platform where third-party affiliates offer products for entrepreneurs. Revenue is recognized when the product is sold and payment is received.

Growth Collective generates its revenue by connecting businesses with freelance marketing experts and charging platform fees for each other facilitated through the platform in exchange for the use of the platform. Revenue is recognized as service is performed.

SOFTWARE REVENUE RECOGNITION

The AICPA’s Accounting Standards Executive Committee (AcSEC), issued SOP 97-2, which provided guidance on when and how to recognize revenue from the sale, lease or licensing of computer software. It does not apply to the sale of products containing software that is incidental to the product being sold. Accordingly, the Company complies with the standards set forth therein as follows:

If the sale of computer software involves significant customization, modification or production, the transaction will be accounted for as a long-term contract. In all other cases, revenue will be recognized when the following four conditions are met:

·	Persuasive evidence of an arrangement exists
·	Delivery has occurred
·	The Company’s price is fixed or determinable
·	Collectability of the selling price is probable

REVENUE RECOGNITION – MONITIZATION OF PLATFORM APPLICATION

The multiple applications (“Apps”) purchased provide the Company’s subscribers with online marketing and analytics software. These Apps generate recurring subscription revenue on a monthly or annual basis. Deferred revenue arises due to the timing differences between funds received upon the signing of the Order Form and revenue earned over the one-year period.

F-9

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. There is no income tax provision for the company for the period from inception through June 30, 2023, as the company had no taxable income.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2022, the unrecognized tax benefits accrual was zero.

The Company is a C Corporation under the Internal Revenue Code and a similar section of the state code.

All income tax amounts reflect the use of the liability method under accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes arising primarily from differences between financial and tax reporting purposes. Current year expense represents the amount of income taxes paid, payable or refundable for the period.

Deferred income taxes, net of appropriate valuation allowances, are determined using the tax rates expected to be in effect when the taxes are actually paid. Valuation allowances are recorded against deferred tax assets when it is more likely than not that such assets will not be realized. When an uncertain tax position meets the more likely than not recognition threshold, the position is measured to determine the amount of benefit or expense to recognize in the consolidated financial statements.

The Company’s income tax returns from 2019 to 2022 are subject to review and examination by federal, state and local governmental authorities. As of June 30, 2023, there is no ongoing examination with federal, state and local governmental authorities. To the extent penalties and interest are incurred through an examination, they would be included in the income tax section of the consolidated statements of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

In October 2021, the FASB issued Accounting Standards Update (ASU) 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. ASU 2021-08 changes the accounting for contract assets and liabilities acquired in a business combination by requiring an acquiring entity to measure contract assets and liabilities in accordance with FASB Accounting Standards Codification (FASB ASC) 606, Revenue from Contracts with Customers. Under current GAAP, an acquirer generally recognizes assets acquired and liabilities assumed in a business combination, including contract assets and contract liabilities arising from revenue contracts with customers and other similar contracts that are accounted for in accordance with FASB ASC 606, at fair value on the acquisition date. Initial fair value measurement for acquired revenue contracts in a business combination can be complex and require significant judgment. Moreover, diversity exists in current practice for determining the fair value of contract liabilities for certain revenue arrangements and stakeholders have raised questions about how to apply FASB ASC 805, Business Combinations, to contracts with a customer acquired in a business combination. To address those issues, ASU 2021-08 requires an acquirer to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with FASB ASC 606. At the acquisition date, an acquirer should account for the related revenue contracts in accordance with FASB ASC 606 as if it had originated the contracts. For nonpublic entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The amendments in ASU 2021-08 should be applied prospectively to business combinations occurring on or after the effective date of the amendments. Management is currently evaluating the impact of adopting this new guidance on the Company’s consolidated financial statements.

In February 2019, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2019-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, and early application is permitted. We are currently evaluating the effect that the updated standard will have on the financial statements and related disclosures.

F-10

In June 2019, FASB amended ASU No. 2019-07, Compensation – Stock Compensation, to expand the scope of Topic 718, Compensation – Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. The Company has no lease that is over 12 months term as of June 30, 2023. Management does not expect to have material impact on the consolidated financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

NOTE 2 - RISKS AND UNCERTAINTIES

For the periods ending June 30, 2023 and 2022 the Company generated losses of $1,520,738 and $1,126,168, respectively. Operations began November 20, 2019. There can be no assurance that the Company will successfully be able to generate profitable operations.

NOTE 3 - CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance.

NOTE 4 – PURCHASE OF SUBSIDIARY COMPANIES

HELLO BAR, LLC

As of December 29, 2020, the Company purchased one hundred percent (100%) of the outstanding Membership Units of Hello-Bar, LLC for a purchase price of $2,750,000; comprised of cash at closing of $950,000 and a non-interest bearing Promissory Note in the amount of $1,800,000. The Company has also agreed to provide additional working capital in the amount of $50,000. The financial highlights of the purchase transaction are as follows:

HELLO-BAR, LLC

Balance Sheet Financial Highlights

December 29, 2020

Cash		$56,968
Accounts receivable, net		$-
Contracts in process, net	(a)	$583,805
Subscribers marketing software	(b)	$450,000
App platform software	(c)	$1,250,000
Website	(d)	$35,000
Restrictive covenants	(e)	$20,000
Domain, brand, trademark and other	(f)	$311,422
Total		$2,707,195

a.

The Company purchased a revenue stream of subscription contracts of subscriber end users of the software. Historically, the monthly contracts automatically renew for a period of from seven to twelve months. As a result the Company present valued the estimated revenues from such contracts at a market discount rate. Due to the non interest bearing note payable to Seller, the Company netted the imputed interest of $42,805, against the Contracts in process of $626,610. The Company included the asset on the balance sheet of $581,115 net of $2,690 representing one day amortization.

b.	The Company acquired and now owns the Subscribers marketing software platform.
c.	The Company acquired multiple interactive software platforms which the Seller developed and maintained over multiple years.
d.	The Company independently determined the fair value of the Hello-Bar, LLC Website.
e.	It is the understandings of the purchase transaction, that Seller would abide by certain restrictive covenants, including competition, solicitation, disparagement and other.
f.	Management provided the fair value of the domain, brand, trademarks and other.

F-11

CONVERT MORE, INC. (FORMERLY, ONBOARD FLOW LIMITED)

As of March, 26, 2021 the company purchased ninety percent (90%) of the common stock of Convert More, Inc. for a purchase price of $67,500. The financial highlights of the purchase transaction are as follows:

CONVERT MORE, INC.

Balance Sheet Financial Highlights

March, 26, 2021

Code base	(a)	$60,000
Domain, brand, trademark and other	(b)	$2,500
Customer database	(c)	$2,500
Content	(d)	$2,500
Total		$67,500

a.

Convert More’s team has previously developed many products. The Seller spent 1 year building the product. To build what we bought it would have cost more than the purchase price, but we would ascribe $60,000 of the purchase to the code base.

b.	Management kept the brand/name/URL. Management believes that to be worth $2,500 at the time of acquisition.
c.	Convert More had a small amount of content that enabled some organic traffic to the site. Management believes that to be worth $2,500 at the time of acquisition.
d.	Convert More was earning about $200-$250 per month in revenue at the time of acquisition. Retention was strong; therefore 12 months would be another $2,500.

DEALIFY, INC.

As of November 5, 2021 the company purchased ninety four percent (94%) of the common stock of Dealify, Inc. for a purchase price of $467,280; comprised of a $300,000 cash payment, a $150,000 non-interest bearing promissory note and capitalized legal and accounting fees of $16,030 and $1,250, respectively. The financial highlights of the purchase transaction are as follows:

DEALIFY, INC.

Balance Sheet Financial Highlights

November 5, 2021

Website	(a)	$100,000
Restrictive covenants	(b)	$70,000
Domain, brand, trademark and other	(c)	$6,500
Customer database	(d)	$70,000
Email Marketing	(e)	$140,000
Operational cash	(f)	$3,000
Organic web traffic	(g)	$60,500
Total		$450,000

a.

The interactive website and e-commerce app at www.dealify.com would cost significant time and money to recreate. Based on the Buyer’s extensive experience in designing and building of websites and interactive web-based apps, it estimates the value of the website to be $100,000.

F-12

b.

The Seller has developed significant knowledge of its industry and many best practices in making www.dealify.com successful. This Agreement establishes restrictive covenants that limit the ability for the Seller to be able to create a similar online website or interactive app that would compete with the Company. The Buyer estimates these restrictive covenants to be worth $70,000.

c.	The Buyer has consulted with third-party web domain valuation websites and estimates the domains www.dealify.com and www.dealify.io to be worth $6,500.
d.

The Company has built a database of customers who have purchased from the www.dealify.com website since its inception. These customers have a history of purchasing on the site. The Company believes this database to be worth $70,000.

e.

The Company has accumulated a large email list of companies and individuals interested in receiving offers to buy software deals promoted by the Company. The Company currently has 17,380 email subscribers and, on average, each of those subscribers is worth $1.58 in gross revenue per month. The Buyer believes that this list will continue to produce consistent revenue for a minimum of 2 years. It has discounted the total revenue this would produce over this time period and believes this list to be valued at $140,000.

f.	Per this Agreement, the Seller is transferring $3,000 in operational cash at Close.
g.

The Buyer has significant experience in developing organic web traffic for websites and online interactive apps. Doing so requires a significant investment of time and money and is hard to replace. The Buyer believes the organic traffic that the Company has amassed is worth at least $60,500.

GROWTH COLLECTIVE

On November 16, 2021 the company purchased ninety percent (90%) of the common stock of Growth Collective, Inc. for an initial purchase price of $1,200,000. The initial purchase price was increased by $145,105 by the total cash and net accounts receivable held by growth collective. Then subsequently decreased by a total of $176,920 by the company transaction expense and indebtedness. Finally, the price is increased by capitalized legal and accounting fees of $8,361 and $1,250, respectively.  These adjustments resulted in a final purchase price of $1,177,796. The financial highlights of the purchase transaction are as follows:

GROWTH COLLECTIVE, INC.

Balance Sheet Financial Highlights

November 16, 2021

Cash & net accounts receivable	(a)	$145,105
Indebtedness	(b)	$(176,920)
Operational cash	(c)	$100,000
Marketing Website	(d)	$40,000
Platform application	(e)	$135,000
Expert community	(f)	$250,000
Customer database	(g)	$450,000
Domain name	(h)	$4,500
Organic web traffic	(i)	$45,500
Restrictive covenants	(j)	$175,000
Total		$1,168,185

a.	Per this Agreement, the Seller is transferring $100,000 in operational cash at close.

F-13

b.

Buyer has extensive experience designing and building marketing websites. Based on its experience, it estimates that the marketing website at www.growthcollective.com would cost approximately $40,000 to design and build.

c.

Buyer also has extensive experience designing, building and maintaining web based software applications. The app at www.growthcollective.com would take significant time and cost to create. It uses a series of different third party software applications that have been wired together using a series of different APIs to create a user-friendly experience. This customization and wiring together of multiple different software platforms would cost an estimated $135,000.

d.

The Company has accumulated a community of world-class marketing experts that it matches companies to within its business model. These experts are very difficult to attract and are highly sought after, creating a strong market resource required for the growth of the business. This community of marketing resource have skills across key marketing disciplines including email marketing, Search Engine Optimization, Social Media Advertising, Google Advertising and many other high growth marketing areas. The company has researched, attracted and vetted all experts in its marketplace. The number of experts in its marketplace is currently over 500; it would take multiple years and extensive expense to develop a similar expert community. This is community is key to the continued success of the business and is estimated by the buyer to be worth $250,000.

e.

The Company has built a database of customers current and past that provides a high probability of future revenue. These customers have a history of consistently purchasing and it is estimated that current customers have a very high probability of continuing to produce revenue for the company for at least eight months. Based on this high probability, Buyer believes that current customers will continue to generate at least $65,000 in revenue for eight months. Therefore, Buyer believes this customer database to be worth at least $450,000.

f.	The Buyer has consulted with third-party web domain valuation websites and estimates the domain www.growthcollective.com to be worth $4,500.
g.

Buyer has significant experience in developing organic web traffic for websites and online interactive apps. Creating sustainable and ongoing organic web traffic requires the creation of intellectual property in the form of articles and blog posts as well as getting inbound links from other websites. The Company has created many articles that have resulted in a steady flow of monthly visitors, some of whom become leads and customers each month. Doing so requires a significant investment of time and money and is hard to replace. The Company’s current organic web traffic drives a significant and consistent number of new business leads on a monthly basis. Given the large revenue that can be generated from each customer, these leads are valuable. The Buyer believes the organic traffic that the Company has amassed is worth at least $45,500.

h.

The Seller has developed significant knowledge of its industry and many best practices in making the Company successful. This Agreement establishes restrictive covenants that limit the ability for the Seller to be able to create a similar online website, marketplace or interactive app that would compete with the Company. The Territory for this non-compete includes most of the largest software and business markets in the world, including North America, South America, Europe and the United Kingdom. The Buyer estimates these restrictive covenants to be worth $175,000.

LEGION WORK GmbH

On September 22, 2022 the Company purchased a hundred percent (100%) of the common stock of Legion Work GmbH. The share capital of Legion Works GmbH amounts to EUR 25,000.00. Below is the financial highlights of the purchase transaction are as follows:

LEGION WORKS GmbH

Balance Sheet Financial Highlights

September 22, 2022

Cash	$26,815
Total	$26,815

a.	There are no intangible assets as of June 30, 2023.

F-14

NOTE 5 – CLOUD BASED AND APP PLATFORM SOFTWARE AND INTANGIBLE ASSETS

Due to the acquisitions of Hello Bar, Convert More, Inc., Dealify, Inc. and Growth Collective, the following intangible assets were acquired as of December 31, 2021.

Description	Amount	Useful Life
Subscribers marketing software	$450,000	Five years
Application platform software	$1,385,000	Five years
Total app platform software	$1,835,000
Website	$175,000	Five years
Restrictive covenants	$261,158	Three years
Domain, brand, trademark and other	$324,922	Five years
Customer database	$522,500	Five years
Email marketing	$140,000	Five years
Organic web traffic	$106,000	Five years
Expert community	$250,000	Five years
Code base	$60,000	Five years
Content	$2,500	Five years
Customer contracts	$626,610	Three years
Total Intangibles	$2,468,690
Goodwill	$17,280	Fifteen years

Acquired finite-lived intangible assets are amortized on a straight-line bases over the estimated useful lives of the assets. If the estimated useful life assumption of any asset is changed the remaining unamortized balance is amortized over the revised estimated useful life. The Company decided to provide full-year amortization for the intangible assets in the year of purchase irrespective of the date on which acquisition was done.

NOTE 6 – CAPITAL RAISE EXPENSES

Between January 1, 2023, and June 30, 2023, the Company incurred approximately $ 101,215 in offering expenses. As of December 31, 2022, the Company had accumulated approximately $1,616,008 in expenses related to raising capital. The securities offering expenses are primarily comprised of legal, accounting and broker dealer fees. All capital raise expenses have been deducted against capital.

NOTE 7 – PROMISSORY NOTES

HELLO BAR, LLC – PROMISSORY NOTE PAYABLE

On December 31, 2020, in connection with the purchase of 100% of the outstanding membership units of its subsidiary company Hello-Bar LLC, the Seller took back a non-interest-bearing Promissory Note in the amount of $1,800,000. On March 31, 2021, the Company paid the Seller one million dollars ($1,000,000). The Company paid the Seller for the remaining balance during 2022 and there is no outstanding balance as of June 30, 2023.

F-15

DEALIFY, INC. - PROMISSORY NOTE PAYABLE

On November 5, 2021, in connection with the purchase of 94% of the outstanding common shares of its subsidiary company Dealify, Inc. the Seller took back a non-interest bearing Promissory Note in the amount of $150,000. On December 31, 2021, the Company paid the Seller $50,000. The Company paid the Seller for the remaining balance during 2022 and there is no outstanding balance as of June 30, 2023.

NOTE 8 – INCOME TAXES

For income tax purposes the Company will deduct research and development and other intangible asset costs when incurred. For financial purposes such costs have been capitalized. Deferred income taxes arise as a result of these timing differences.

NOTE 9 - RELATED PARTY TRANSACTIONS

RELATED PARTY CAPITAL CONTRIBUTION

As of June 30, 2023 and 2022, officers of the Company have contributed $935 to purchase 9,350,000 shares of super Voting Common Stock.

RELATED PARTY PAYABLES

In relation to the acquisition of Hello-Bar, the Company owed Michael Kamo (the “Previous Owner”) $800,000. The outstanding balances were $0 as of June 30, 2023, and December 31, 2022, respectively. Under the terms of the Purchase Agreement, the Company purchased Hello-Bar from the Previous Owner who, prior to this transaction, held 100% of Hello-Bar’s membership interests. The Previous Owner also currently serves as Chairman of the Board of Directors and served as the Company’s COO from inception until April 29, 2022. Furthermore, Ryan Bettencourt, the Company’s CEO, formerly served as the CEO of Hello-Bar. The parties to the Purchase Agreement obtained a third-party valuation of Hello-Bar prior to agreeing to a purchase price, which included seeking offers through a broker from interested parties to establish a fair market value for Hello-Bar. The parties agreed to a purchase price that is discounted from the third party valuation and is payable over two years with no stated interest rate.

The Company had an agreement with Neil Patel Digital (“NPD”), which owned by Previous Owner. Under the agreement, the Company received from NPD 70% of the published price for Hello Bar and its products, including monthly subscription and overage fees and $200 for each Managed Service customer. The Company recognized revenue from NDP in the amount of $20,385 and 76,792 in 2022 and 2021, respectively.

NOTE 10 – SHARHOLDER EQUITY

The Shareholders’ equity is comprised of two classes of common stock; Super Voting Common Stock and Common Stock. As of June 30, 2023, the company has authorized the issuance of 20,000,000 shares of Super Voting Common Stock and 80,000,000 shares of its Voting Common Stock, see discussion below for additional information.

SUPER VOTING COMMON STOCK

Super Voting Common Stock has a par value of $0.0001, 9,350,000 issued and outstanding as of June 30, 2023, and December 31, 2022. Each shareholder shall have four votes (4) for each share held by such shareholder.

COMMON STOCK UNITS

Voting Common Stock has a par value of $0.0001, 4,372,736 and 4,364,646 shares issued and outstanding as of June 30, 2023, and December 31, 2022. Each shareholder shall have one vote (1) for each share held by such shareholders.

The Company is authorized to issue 11,400,000 Common Stock Units (“Units”), consisting of one share of Voting Common Stock and one-half warrant to purchase one half share of Voting Common Stock (a total of 5,700,000 warrants) through an offering exemption from registration under Regulation A (the “Regulation A Offering”). The shares of Voting Common Stock and the warrants that are components of the Units will be immediately separable and issued separately but will be purchased together. The warrants are exercisable within 18 months from the date of issuance, when they expire. The price for each Unit sold after January 2, 2022 was $3.60 and the exercise price for each warrant was $4.65 per share of the Company’s Voting Common Stock, subject to adjustment (“2022 Warrant”). Between May 18, 2021, and January 2, 2022, the price for each Unit was $3.00 and the exercise price for each warrant was $3.90 per share of the Company’s Voting Common Stock (“2021 Warrant”). Prior to May 18, 2021, the price for each Unit was $2.50 and the exercise price for each warrant was $3.25 per share of the Company’s Voting Common Stock. The Company is authorized to raise up to $53,197,308 through this offering.

F-16

As of December 31, 2022, the Company has issued 4,364,646 shares of Voting Common Stock, plus 525,789 warrants to purchase Voting Common Stock, for net proceeds of $10,712,402. The funds are included in additional paid-in capital. As of June 30, 2023, the Company has issued 4,372,376 shares of Voting Common Stock, plus 526,739 warrants to purchase Voting Common Stock, for net proceeds of $10,643,884. The funds are included in additional paid-in capital.

NOTE 11 - COMMITMENTS AND CONTINGENT LIABILITIES

WARRANTS

Pursuant to the offering described under Note 10 Shareholder Equity, the Company will issue warrants to purchase one-half of Voting Common Stock at a purchase price of $4.65 and $3.90 per share of common stock for 2022 Warrant and 2021 Warrant, respectively.

LEGAL MATTERS

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At June 30, 2023, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 12 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 15, 2023, the date the financial statements were available to be issued. Based on the evaluation, no additional material events were identified which require adjustment or disclosure in the consolidated financial statements.

NOTE 13 – GOING CONCERN

These consolidated financial statements are prepared on a going concern basis.  The Company began operations in 2019. For the period from inception to June 30, 2023, the Company has losses aggregating $5,276,852. The Company’s ability to continue is dependent upon management’s plan to raise additional funds and achieve profitable operations. These circumstances create material uncertainties that cast significant doubt as to the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments to the carrying value and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

F-17

LEGION WORKS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2022 AND 2021

F-18

GOLDSTEIN & LOGGIA CPA’S, LLC

707 TENNENT ROAD

MANALAPAN, NJ 07726

(732) 617-7004

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of

Legion Works, Inc

La Jolla, California

Opinion

We have audited the accompanying consolidated financial statements of Legion Works, Inc (A Delaware Company) and Subsidiaries (the “Company”), which comprise of the Consolidated Balance Sheet as of December 31, 2022, and the related Consolidated Statement of Operations, Consolidated Statement of Changes in Stockholders’ Equity, and Consolidated Statement of Cash Flows for the year ended and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the period then ended, in accordance with accounting principles generally accepted in the United States of America.

The Consolidated Balance Sheet as of December 31, 2021, and the related Consolidated Statement of Operations, Consolidated Statement of Changes in Stockholders’ Equity, and Consolidated Statement of Cash Flows of the Company for the year then ended were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated June 22, 2022.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Entity's Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 12 to the consolidated financial statements, the Company has experienced recurring losses from operations which raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the ability of the Company to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

F-19

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the company’s ability to continue as a going concern for a reasonable period of time.

•	The auditor has not been engaged to communicate key audit matters.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ GOLDSTEIN & LOGGIA CPA’s, LLC

GOLDSTEIN & LOGGIA CPA’s, LLC

April 11, 2023

F-20

LEGION WORKS, INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2022 AND 2021

ASSETS	2022	2021
Current Assets
Cash and Bank	$4,673,907	$5,013,056
Accounts receivable	52,850	-
Prepaid expenses	3,303	-
Other current assets	12,977	-
Total Current Assets	4,743,037	5,013,056

Property plant and equipment	20,178	20,178
Less: accumulated depreciation	(9,293)	(6,572)
Total Property and Equipment	10,885	13,606

Other Assets
Cost of App Platform	1,835,000	1,835,000
Intangible assets	2,468,690	2,468,690
Goodwill	17,280	17,280
Less: accumulated amortization	(1,899,278)	(872,174)
	2,421,692	3,448,796
Imputed Interest	-	42,805
Total Other Assets	2,421,692	3,491,601

TOTAL ASSETS	$7,175,614	$8,518,263

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$175,863	$160,769
Short term loans	22,450	27,634
Accrued payroll	59,193	-
Current portion of long term debt, note payable	-	900,000
Other current liabilities	79,388	98,908
Total Current Liabilities	336,894	1,187,311

TOTAL LIABILITIES	336,894	1,187,311

STOCKHOLDERS' EQUITY
Super Voting Common Stock, $0.0001 Par Value; 20,000,000 Shares Authorized; 9,350,000, Issued and outstanding as of December 31, 2022 and 2021.	935	935
Voting Common Stock, $0.0001 Par Value; 80,000,000 Units Authorized; 4,364,646 and 3,993,827 Issued and Outstanding, as of December 31, 2022 and 2021, respectively.	436	399
Additional paid-in capital, net of capital raise expenses	9,407,293	8,898,667
Warrants Equity	1,305,109	-
Non controlling interest	(77,869)	(5,896)
Retained earnings	(3,797,184)	(1,563,153)
TOTAL STOCKHOLDERS' EQUITY	6,838,720	7,330,952

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,175,614	$8,518,263

 See Independent Auditor's Report and Notes to Consolidated Financial Statements

F-21

LEGION WORKS, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021

REVENUE
Revenue	$2,500,299	$1,612,798

Cost of Revenue	551,438	208,237
Gross profit	1,948,861	1,404,561

OPERATING EXPENSES
Advertising and marketing	440,418	102,497
Bank charges and fees	1,233	1,489
Contractors	648,387	687,486
Dues and subscriptions	332,076	259,800
General and administrative	117,278	72,098
Insurance	50,083	83,008
Office supplies and software	64,643	15,294
Payroll fees and taxes	101,348	45,025
Professional and legal	106,699	243,275
Rent	100	44
Salaries and wages	1,348,908	563,101
Amortization	1,027,104	868,430
Transportation	20,551	1,547
TOTAL OPERATING EXPENSES	3,231,724	2,074,664

OTHER (INCOME) AND EXPENSES
Interest	(6,750)	11,649
Foreign currency translation (gain) / loss	66	1,554
Depreciation	2,721	4,036
Other income	-	(4,753)
TOTAL OTHER (INCOME) AND EXPENSES	1,023,141	880,916

NET LOSS	(2,306,004)	(1,551,019)

Minority interest in earnings of subsidiaries	(71,973)	(5,896)

NET LOSS ATTRIBUTABLE TO LEGION WORKS, INC AND SUBSIDIARIES	$(2,234,031)	$(1,545,123)

See Independent Auditor's Report and Notes to Consolidated Financial Statements

F-22

LEGION WORKS, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

		Common Stock			Additional	Number			Non
	Number of shares	Super Voting	Number of shares	Voting	paid-in capital	of warrants	Warrants	Retained Earnings	Controlling Interest	Total

BALANCE, DECEMBER 31, 2020	9,350,000	$935	1,415,571	$142	$3,167,898		$-	$(18,030)		$3,150,945

Issuance of shares			2,578,256	257	6,547,630					6,547,887

Net loss from operations								(1,545,123)	(5,896)	(1,551,019)

Cost of raising capital					(816,861)					(816,861)

BALANCE, DECEMBER 31, 2021	9,350,000	$935	3,993,827	$399	$8,898,667	-	$-	$(1,563,153)	$(5,896)	$7,330,952

Issuance of shares			370,819	$37	$938,835	525,789	$1,305,109			$2,243,981

Net loss from operations								(2,234,031)	(71,973)	(2,306,004)

Cost of raising capital					(430,209)					(430,209)

BALANCE, DECEMBER 31, 2022	9,350,000	$935	4,364,646	$436	$9,407,293	525,789	$1,305,109	$(3,797,184)	$(77,869)	$6,838,720

See Independent Auditor's Report and Notes to Consolidated Financial Statements

F-23

LEGION WORKS, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASHFLOWS
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,234,031)	$(1,545,123)
Depreciation	2,721	4,036
Amortization	1,027,104	868,430
Imputed interest	42,805	-
Minority interest in subsidiary earnings	(71,973)	(5,896)
Adjustments to reconcile net loss to cash provided by
operating activities:
Changes in operating assets and liabilities
Accounts receivable	(52,850)	-
Prepaid expenses	(3,303)	-
Other current assets	(12,977)	-
Accounts payable	15,094	160,710
Accrued payroll	59,193	-
Other current liabilities	(19,520)	98,908
Net cash used in operating activities	(1,247,737)	(418,935)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of subsidiary	-	(1,617,735)
Acquisition of intangible asset	-	(53,011)
Net cash used in investing activities	-	(1,670,746)

CASH FLOWS FROM FINANCING ACTIVITIES
(Payments of) Proceeds from short term loans	(5,184)	27,634
Proceeds from issuance of common stock	508,663	5,731,027
Proceeds from exercising of warrants	1,305,109	-
(Payment of) note payable	(900,000)	(900,000)
Net cash provided by financing activities	908,588	4,858,661

Net change in cash and cash equivalents	(339,149)	2,768,980

Cash and cash equivalents, beginning of period	5,013,056	2,244,076

Cash and cash equivalents, end of period	$4,673,907	$5,013,056

SUPLLEMENTAL CASH DISCLOSURES
Non-cash investing and Financing acivities:
Acquisition of assets by issuing promissory note	$-	$150,000

See Independent Auditor's Report and Notes to Consolidated Financial Statements

F-24

LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Legion Works, Inc (the “Company”) was incorporated on November 20, 2019 as a Delaware C corporation located in San Diego, California. The Company’s corporate year-end is December 31.

The Company operates as a software development and acquisition company that develops software platforms and sources Software as a Service (“SaaS”), ecommerce and online marketplace businesses in markets which the Company believes are ripe for a tech-enabled ventures to scale. The Company focuses primarily on acquiring and building online businesses that are in the Marketing Tech and Sales Tech markets. Meanwhile, the Company also considers opportunities in related or ancillary markets, such as Internet-based or e-commerce markets, where the Company sees high growth potential. The Company identifies markets with specific and known needs with recurring revenue and targets enterprises within that market. The Company’s management enhances the target by providing expertise in tech, marketing, business development and operations to dramatically increase scale and profitability. The Company’s management team has had historic success sourcing, acquiring, growing and monetizing these types of companies and believes this experience makes the Company well suited to identify, source, negotiate and execute software company acquisitions with the ultimate goal of pursuing attractive risk-adjusted returns for our shareholders. The Company will seek business opportunities primarily in online software, including, but not limited to marketing and sales software tools and e-commerce software tools. The Company will be opportunistic in seeking acquisitions both in the United States and internationally.

Based upon the Membership Interest Purchase Agreement dated December 29, 2020, the Company purchased one hundred percent (100%) of the outstanding Membership Units of Hello-Bar, LLC (“Hello-Bar”). As a result, the Company’s consolidated financial statements include the consolidation of the Company and its subsidiary, Hello-Bar. Hello- Bar has a valued brand, recognized for its multiple software product platforms and interactive websites, which are utilized by many subscribers. The CEO of the Company was also the CEO of Hello- Bar, commencing January 2019.

Based upon the Shareholder Agreement dated March 26, 2021, the Company purchased ninety percent (90%) of the outstanding common stock of Convert More, Inc. for a cash purchase price of $67,500. The purchase price was based  upon management’s determination of fair market values of the acquired assets. As a result, the Company’s consolidated financial statements include the consolidation of the Company and its subsidiary, Convert More, Inc. Convert More, Inc. was acquired mainly due to its code base which the seller spent one year developing. (See Note 4 for purchase details)

Based upon the Shareholder Agreement dated November 5, 2021, the Company purchased ninety four percent (94%) of the outstanding common shares of Dealify, Inc. The purchase price was based upon the agreements value statement in which the buyer ascribed value to the various assets owned by Dealify Inc. As a result, the Company’s consolidated financial statements include the consolidation of the Company and its subsidiary, Dealify, Inc. (See Note 4 for purchase details)

F-25

LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

ORGANIZATION (continued)

Based upon the Stock Purchase Agreement dated November 16, 2021, the Company purchased ninety percent (90%) of the outstanding common shares of Growth Collective Solutions, Inc. (“Growth Collective") The purchase price was based upon the agreement’s value statement in which the buyer ascribed value to the various assets owned by Growth Collective. As a result, the Company’s financial statements include the consolidation of the Company and its subsidiary, Growth Collective. (See Note 4 for purchase details)

Based upon the Stock Purchase Agreement dated September 22, 2022, the Company purchased a hundred percent (100%) of the outstanding common shares of Legion Works GmbH. (See Note 4 for purchase details)

The Company is considered as an emerging growth company under Section 101(a) of the Jumpstart Business Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal period. Since the Company is an emerging growth company, the Company has an exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), the Company is exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer.

BASIS OF PRESENTATION

The consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the amounts reported in the consolidated financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Significant estimates inherent in the preparation of the accompanying consolidated financial statements include valuation of provision for refunds and chargebacks, equity transactions and contingencies.

RISKS AND UNCERTAINTIES

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.

F-26

LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

CONCENTRATION OF CREDIT RISK

The Company maintains its cash with a financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. The Company maintains balances in excess of the federally insured limits.

CASH AND CASH EQUIVALENTS

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account and online payment platforms. As of December 31, 2022 and 2021, the Company had $4,673,907 and $5,013,056 of cash on hand, respectively.

PROPERTY AND EQUIPMENT

Property and equipment is initially recorded at cost and subsequently measured at cost less accumulated depreciation. Depreciation is recognized in Consolidated Statements of Operations and is provided over the estimated useful life of the assets as follow:

Computer Equipment	- 5 years straight line
Servers	- 7 years straight line
Software	- 3 years straight line

RECEIVABLES AND CREDIT POLICY

Based upon monthly contracts, (see discussion below), the Company sells subscriptions to use the various software app platforms. Trade receivables from subscribing customer contracts are uncollateralized customer obligations due under normal trade terms, primarily requiring pre-payment before services are rendered. Trade receivables will be stated at the amount billed to the customer. Payments of trade receivables will be allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced any write-downs in its accounts receivable balances.

F-27

LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

INTANGIBLE ASSETS

In compliance with ASC 730-10, Research and Development expenditures, the Company capitalized and carries forward as assets, the costs to purchase and or develop multiple interactive software platforms, monetized through contract subscription revenues. Research is the planned efforts of a company to discover new information that will help create a new product or service. Development takes the findings generated by research and formulates a plan to create the desired platform Apps. The Company applies the GAAP capitalization requirements of the “waterfall” approach which includes a specific sequential order of Plan, Design, Coding/development, Testing and Software release.

The Company monetizes and forecasts the revenues from the multiple platform Apps software and amortizes the aggregated costs of the developmental software asset over the forecasted revenue stream; a matching of the revenue and costs, using the straight-line method, based on estimated useful lives of the asset. Maintenance of the platform will be expensed.

The Company reviews the carrying values of intangible assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, the effects of obsolescence, demand, competition, and other economic factors. There was no impairment for December 31, 2022 and 2021.

DEFERRED SYNDICATION EXPENSE

Financial Accounting Standard Board Accounting Standards Codification number 340-10-S99-1, Other Assets and Deferred Costs, allows specific, incremental costs directly related to securities offerings to be deferred and charged against the gross proceed of the offering. The Company wrote off deferred syndication expenses, including professional fees, marketing, broker dealer and other related expenses in the amount of $245,283 and $368,937 in 2022 and 2021, respectively.

FAIR VALUE MEASUREMENTS

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework (Topic 820) - Changes to the Disclosure Requirement for Fair Value Measurement. This guidance removes or modifies various disclosures relating to the activity or reconciliation of Level 1, Level 2 and Level 3 fair value measurements. It is effective for interim and annual periods beginning after December 15, 2019. Management evaluated this guidance and there is no material impact on the consolidated financial statements.

F-28

LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

FAIR VALUE MEASUREMENTS (continued)

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes 3 levels of inputs that may be used to measure fair value. The 3 levels are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

For cash and cash equivalents, accounts payable and other payables, the carrying values approximated fair values because of the short-term maturity of those instruments and are classified as Level 1 within the fair value hierarchy.

REVENUE RECOGNITION

The Company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers ("ASC 606"). Revenue is recognized when performance obligations under the terms of the contracts with our customers are satisfied. The contracts are monthly. However, based upon the management’s analysis of the subscriber contracts, historically, the contracts are renewed on average over from a seven to twelve months period. The Company generates revenues by allowing its subscriber customers to use multiple interactive software platforms, including the Onboardflow platform app acquired in March 2021.

Hello Bar generates its revenue from different subscription plans offered to its users. Revenue is recognized gradually over the subscription period as the performance obligations are satisfied.

Dealify Inc generate revenue through its platform where third-party affiliates offer products for entrepreneurs. Revenue is recognized when the product is sold and payment is received.

Growth Collective generates its revenue by connecting businesses with freelance marketing experts and charging platform fees for each other facilitated through the platform in exchange for the use of the platform. Revenue is recognized as service is performed.

F-29

LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

SOFTWARE REVENUE RECOGNITION

The AICPA’s Accounting Standards Executive Committee (AcSEC), issued SOP 97-2, which provided guidance on when and how to recognize revenue from the sale, lease or licensing of computer software. It does not apply to the sale of products containing software that is incidental to the product being sold. Accordingly, the Company complies with the standards set forth therein as follows:

If the sale of computer software involves significant customization, modification or production, the transaction will be accounted for as a long-term contract. In all other cases, revenue will be recognized when the following four conditions are met:

•	Persuasive evidence of an arrangement exists
•	Delivery has occurred
•	The Company’s price is fixed or determinable
•	Collectability of the selling price is probable

REVENUE RECOGNITION – MONITIZATION OF PLATFORM APPLICATION

The multiple applications (“Apps”) purchased provide the Company’s subscribers with online marketing and analytics software. These Apps generate recurring subscription revenue on a monthly or annual basis. Deferred revenue arises due to the timing differences between funds received upon the signing of the Order Form and revenue earned over the one-year period.

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. There is no income tax provision for the Company for the period from inception through December 31, 2022, as the Company had no taxable income.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2022 and 2021, the unrecognized tax benefits accrual was zero.

The Company is a C Corporation under the Internal Revenue Code and a similar section of the state code.

F-30

LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES (continued)

All income tax amounts reflect the use of the liability method under accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes arising primarily from differences between financial and tax reporting purposes. Current year expense represents the amount of income taxes paid, payable or refundable for the period.

Deferred income taxes, net of appropriate valuation allowances, are determined using the tax rates expected to be in effect when the taxes are actually paid. Valuation allowances are recorded against deferred tax assets when it is more likely than not that such assets will not be realized. When an uncertain tax position meets the more likely than not recognition threshold, the position is measured to determine the amount of benefit or expense to recognize in the consolidated financial statements.

The Company’s income tax returns from 2019 to 2021 are subject to review and examination by federal, state and local governmental authorities. As of December 31, 2022, there is no ongoing examination with federal, state and local governmental authorities. To the extent penalties and interest are incurred through an examination, they would be included in the income tax section of the consolidated statements of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

In October 2021, the FASB issued Accounting Standards Update (ASU) 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. ASU 2021-08 changes the accounting for contract assets and liabilities acquired in a business combination by requiring an acquiring entity to measure contract assets and liabilities in accordance with FASB Accounting Standards Codification (FASB ASC) 606, Revenue from Contracts with Customers. Under current GAAP, an acquirer generally recognizes assets acquired and liabilities assumed in a business combination, including contract assets and contract liabilities arising from revenue contracts with customers and other similar contracts that are accounted for in accordance with FASB ASC 606, at fair value on the acquisition date. Initial fair value measurement for acquired revenue contracts in a business combination can be complex and require significant judgment. Moreover, diversity exists in current practice for determining the fair value of contract liabilities for certain revenue arrangements and stakeholders have raised questions about how to apply FASB ASC 805, Business Combinations, to contracts with a customer acquired in a business combination. To address those issues, ASU 2021-08 requires an acquirer to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with FASB ASC 606. At the acquisition date, an acquirer should account for the related revenue contracts in accordance with FASB ASC 606 as if it had originated the contracts. For nonpublic entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The amendments in ASU 2021-08 should be applied prospectively to business combinations occurring on or after the effective date of the amendments. Management is currently evaluating the impact of adopting this new guidance on the Company’s consolidated financial statements.

F-31

LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In February 2019, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2019-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, and early application is permitted. The Company has no lease that is over 12 months term as of December 31, 2022. Management does not expect to have material impact on the consolidated financial statements.

NOTE 2 - RISKS AND UNCERTAINTIES

For the years ending December 31, 2022 and 2021, the Company generated losses of $2,234,031 and $1,545,123, respectively. There can be no assurance that the Company will successfully be able to generate profitable operations.

NOTE 3 - CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance.

NOTE 4 - PURCHASE OF SUBSIDIARY COMPANIES

CONVERT MORE, INC. (FORMERLY, ONBOARD FLOW LIMITED)

On March, 26, 2021 the Company purchased ninety percent (90%) of the common stock of Convert More, Inc. for a purchase price of $67,500. The financial highlights of the purchase transaction are as follows:

CONVERT MORE, INC.

Balance Sheet Financial Highlights

March, 26, 2021

Code base	(a)	$60,000
Domain, brand, trademark and other	(b)	2,500
Customer database	(c)	2,500
Content	(d)	2,500
Total		$67,500

F-32

LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 4 –-PURCHASE OF SUBSIDIARY COMPANIES (continued)

CONVERT MORE, INC. (FORMERLY, ONBOARD FLOW LIMITED) (continued)

(a)

Convert More’s team has previously developed many products. The Seller spent 1 year building the product. To build what we bought it would have cost more than the purchase price, but we would ascribe $60,000 of the purchase to the code base.

(b)	Management kept the brand/name/URL. Management believes that to be worth $2,500 at the time of acquisition.

(c)	Convert More had a small amount of content that enabled some organic traffic to the site. Management believes that to be worth $2,500 at the time of acquisition.

(d)	Convert More was earning about $200-$250 per month in revenue at the time of acquisition. Retention was strong; therefore, 12 months would be another $2,500.

DEALIFY, INC.

On November 5, 2021 the Company purchased ninety four percent (94%) of the common stock of Dealify, Inc. for a purchase price of $467,280; comprised of a $300,000 cash payment, a $150,000 non-interest bearing promissory note and capitalized legal and accounting fees of $16,030 and $1,250, respectively. The financial highlights of the purchase transaction are as follows:

DEALIFY, INC.

Balance Sheet Financial Highlights

November 5, 2021

Website	(a)	$100,000
Restrictive covenants	(b)	70,000
Domain, brand, trademark and other	(c)	6,500
Customer database	(d)	70,000
Email Marketing	(e)	140,000
Operational cash	(f)	3,000
Organic web traffic	(g)	60,500
Total		$450,000

a.

The interactive website and e-commerce app at www.dealify.com would cost significant time and money to recreate. Based on the Buyer’s extensive experience in designing and building of websites and interactive web-based apps, it estimates the value of the website to be $100,000.

b.

The Seller has developed significant knowledge of its industry and many best practices in making www.dealify.com successful. This Agreement establishes restrictive covenants that limit the ability for the Seller to be able to create a similar online website or interactive app that would compete with the Company. The Buyer estimates these restrictive covenants to be worth $70,000.

c.	The Buyer has consulted with third-party web domain valuation websites and estimates the domains www.dealify.com and www.dealify.io to be worth $6,500.

F-33

LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 4 - PURCHASE OF SUBSIDIARY COMPANIES (continued)

DEALIFY, INC. (continued)

d.

The Company has built a database of customers who have purchased from the www.dealify.com website since its inception. These customers have a history of purchasing on the site. The Company believes this database to be worth $70,000.

e.

The Company has accumulated a large email list of companies and individuals interested in receiving offers to buy software deals promoted by the Company. The Company currently has 17,380 email subscribers and, on average, each of those subscribers is worth $1.58 in gross revenue per month. The Buyer believes that this list will continue to produce consistent revenue for a minimum of 2 years. It has discounted the total revenue this would produce over this time period and believes this list to be valued at $140,000.

f.	Per this Agreement, the Seller is transferring $3,000 in operational cash at Close.

g.

The Buyer has significant experience in developing organic web traffic for websites and online interactive apps. Doing so requires a significant investment of time and money and is hard to replace. The Buyer believes the organic traffic that the Company has amassed is worth at least $60,500.

GROWTH COLLECTIVE

On November 16, 2021, the Company purchased ninety percent (90%) of the common stock of Growth Collective for an initial purchase price of $1,200,000. The initial purchase price was increased by $145,105 by the total cash and net accounts receivable held by Growth Collective. Then subsequently decreased by a total of $176,920 by Growth Collective transaction expense and indebtedness. Finally, the price is increased by capitalized legal and accounting fees of $8,361 and $1,250, respectively. These adjustments resulted in a final purchase price of $1,177,796. The financial highlights of the purchase transaction are as follows:

GROWTH COLLECTIVE SOLUTIONS, INC.

Balance Sheet Financial Highlights

November 16, 2021

Cash & net accounts receivable	(a)	$145,105
Indebtedness	(b)	(176,920)
Operational cash	(c)	100,000
Marketing Website	(d)	40,000
Platform application	(e)	135,000
Expert community	(f)	250,000
Customer database	(g)	450,000
Domain name	(h)	4,500
Organic web traffic	(i)	45,500
Restrictive covenants	(j)	175,000
Total		$1,168,185

F-34

LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 4 - PURCHASE OF SUBSIDIARY COMPANIES (continued)

GROWTH COLLECTIVE (continued)

a.	Per this Agreement, the Seller is transferring $100,000 in operational cash at close.

b.

The Buyer has extensive experience designing and building marketing websites. Based on its experience, it estimates that the marketing website at www.growthcollective.com would cost approximately $40,000 to design and build.

c.

The Buyer also has extensive experience designing, building and maintaining web-based software applications. The app at www.growthcollective.com would take significant time and cost to create. It uses a series of different third party software applications that have been wired together using a series of different APIs to create a user-friendly experience. This customization and wiring together of multiple different software platforms would cost an estimated $135,000.

d.

Growth Collective has accumulated a community of world-class marketing experts that matches companies to within its business model. These experts are very difficult to attract and are highly sought after, creating a strong market resource required for the growth of the business. This community of marketing resources has skills across key marketing disciplines including email marketing, Search Engine Optimization, Social Media Advertising, Google Advertising and many other high growth marketing areas. Growth Collective has researched, attracted and vetted all experts in its marketplace. The number of experts in its marketplace is currently over 500; it would take multiple years and extensive expense to develop a similar expert community. This community is key to the continued success of the business and is estimated by the buyer to be worth $250,000.

e.

Growth Collective has built a database of customers current and past that provides a high probability of future revenue. These customers have a history of consistently purchasing and it is estimated that current customers have a very high probability of continuing to produce revenue for the company for at least eight months. Based on this high probability, Buyer believes that current customers will continue to generate at least $65,000 in revenue for eight months. Therefore, Buyer believes this customer database to be worth at least $450,000.

f.	The Buyer has consulted with third-party web domain valuation websites and estimates the domain www.growthcollective.com to be worth $4,500.

g.

The Buyer has significant experience in developing organic web traffic for websites and online interactive apps. Creating sustainable and ongoing organic web traffic requires the creation of intellectual property in the form of articles and blog posts as well as getting inbound links from other websites. Growth Collective has created many articles that have resulted in a steady flow of monthly visitors, some of whom become leads and customers each month. Doing so requires a significant investment of time and money and is hard to replace. Growth Collective’s current organic web traffic drives a significant and consistent number of new business leads on a monthly basis. Given the large revenue that can be generated from each customer, these leads are valuable. The Buyer believes the organic traffic that Growth Collective has amassed is worth at least $45,500.

F-35

LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 4 - PURCHASE OF SUBSIDIARY COMPANIES (continued)

GROWTH COLLECTIVE (continued)

h.

The Seller has developed significant knowledge of its industry and many best practices in making the Company successful. This Agreement establishes restrictive covenants that limit the ability for the Seller to be able to create a similar online website, marketplace or interactive app that would compete with the Company. The Territory for this non-compete includes most of the largest software and business markets in the world, including North America, South America, Europe and the United Kingdom. The Buyer estimates these restrictive covenants to be worth $175,000.

LEGION WORK GmbH

On September 22, 2022 the Company purchased a hundred percent (100%) of the common stock of Legion Work GmbH. The share capital of Legion Works GmbH amounts to EUR 25,000.00. Below is the financial highlights of the purchase transaction are as follows:

LEGION WORK GmbH

Balance Sheet Financial Highlights

 September 22, 2022

Cash	$26,815
Total	$26,815

a.	There are no intangible assets as of December 31, 2022.

NOTE 5 - CLOUD BASED AND APP PLATFORM SOFTWARE AND INTANGIBLE ASSETS

Due to the acquisitions of Hello-Bar, Convert More, Inc., Dealify, Inc. and Growth Collective, the following intangible assets were acquired as of December 31, 2021.

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LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 5 – CLOUD BASED AND APP PLATFORM SOFTWARE AND INTANGIBLE ASSETS (continued)

Description	Amount	Useful Life
Subscribers marketing software	$450,000	Five years
Application platform software	1,385,000	Five years
Total Cost of App Platform	$1,835,000

Website	175,000	Five years
Restrictive covenants	261,158	Three years
Domain, brand, trademark and other	324,922	Five years
Customer database	522,500	Five years
Email marketing	140,000	Five years
Organic web traffic	106,000	Five years
Expert community	250,000	Five years
Code base	60,000	Five years
Content	2,500	Five years
Customer contracts	626,610	Three years
Total Intangibles Assets	$2,468,690

Goodwill	$17,280	Fifteen Years

Acquired finite-lived intangible assets are amortized on a straight-line bases over the estimated useful lives of the assets. If the estimated useful life assumption of any asset is changed the remaining unamortized balance is amortized over the revised estimated useful life. The Company decided to provide full-year amortization for the intangible assets in the year of purchase irrespective of the date on which acquisition was done. The amortization expense for 2022 and 2021 were $1,027,104 and $868,430, respectively.

NOTE 6 - CAPITAL RAISE EXPENSES

As of December 31, 2022 and 2021, the Company has accumulated a total of $1,616,008 and $1,185,799 in expenses related to raising capital, respectively. The securities offering expenses are primarily comprised of legal, accounting and broker dealer fees. All capital raise expenses have been deducted against capital.

NOTE 7 - PROMISSORY NOTES

HELLO BAR, LLC – PROMISSORY NOTE PAYABLE

On December 31, 2020, in connection with the purchase of 100% of the outstanding membership units of its subsidiary, Hello-Bar, the Seller took back a non-interest bearing promissory note in the amount of $1,800,000. On March 31, 2021, the Company paid the Seller $1,000,000. The Company paid the Seller for the remaining balance during 2022 and there is no outstanding balance as of December 31, 2022.

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LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 7 - PROMISSORY NOTES (continued)

DEALIFY, INC. - PROMISSORY NOTE PAYABLE

On November 5, 2021, in connection with the purchase of ninety four percent (94%) of the outstanding common shares of its subsidiary, Dealify, Inc., the Seller took back a non-interest bearing promissory note in the amount of $150,000. On December 31, 2021, the Company paid the Seller $50,000. The Company paid the Seller for the remaining balance during 2022 and there is no outstanding balance as of December 31, 2022.

NOTE 8 - INCOME TAXES

For income tax purposes the Company will deduct research and development and other intangible asset costs when incurred. For financial reporting purposes such costs have been capitalized. Deferred income taxes arise as a result of these timing differences.

NOTE 9 - RELATED PARTY TRANSACTIONS

RELATED PARTY CAPITAL CONTRIBUTIONS

As of December 31, 2022 and 2021, officers of the Company have contributed $935 to purchase 9,350,000 shares of Super Voting Common Stock.

RELATED PARTY PAYABLES

In relation to the acquisition of Hello-Bar, the Company owed Michael Kamo (the “Previous Owner”) $800,000. The outstanding balances were $0 and $400,000 as of December 31, 2022 and 2021, respectively. Under the terms of the Purchase Agreement, the Company purchased Hello-Bar from the Previous Owner who, prior to this transaction, held 100% of Hello-Bar’s membership interests. The Previous Owner also currently serves as Director and Chief Officer of Operations of the Company. Furthermore, Ryan Bettencourt, the Company’s CEO, formerly served as the CEO of Hello-Bar. The parties to the Purchase Agreement obtained a third-party valuation of Hello-Bar prior to agreeing to a purchase price, which included seeking offers through a broker from interested parties to establish a fair market value for Hello-Bar. The parties agreed to a purchase price that is discounted from the third party valuation and is payable over two years with no stated interest rate.

The Company had an agreement with Neil Patel Digital (“NPD”), which owned by Previous Owner. Under the agreement, the Company received from NPD 70% of the published price for Hello Bar and its products, including monthly subscription and overage fees and $200 for each Managed Service customer. The Company recognized revenue from NDP in the amount of $20,385 and 76,792 in 2022 and 2021, respectively.

F-38

LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 10 - SHARHOLDER EQUITY

The shareholders’ equity is comprised of two classes of common stock: Super Voting Common Stock and Common Stock. As of December 31, 2022, the Company has authorized the issuance of 20,000,000 shares of Super Voting Common Stock and 80,000,000 shares of its Voting Common Stock, see discussion below for additional information.

SUPER VOTING COMMON STOCK

Super Voting Common Stock has a par value of $0.0001, and 9,350,000 issued and outstanding as of December 31, 2022 and 2021. Each shareholder shall have four votes (4) for each share held by such shareholder.

COMMON STOCK UNITS

Voting Common Stock has a par value of $0.0001, 4,364,646 and 3,993,827 shares issued and outstanding as of December 31, 2022 and December 31, 2021. Each shareholder shall have one vote (1) for each share held by such shareholders.

The Company is authorized to issue 11,400,000 Common Stock Units (“Units”), consisting of one share of Voting Common Stock and one-half warrant to purchase one half share of Voting Common Stock (a total of 5,700,000 warrants) through an offering exemption from registration under Regulation A (the “Regulation A Offering”). The shares of Voting Common Stock and the warrants that are components of the Units will be immediately separable and issued separately but will be purchased together. The warrants are exercisable within 18 months from the date of issuance, when they expire. The price for each Unit sold after January 2, 2022 was $3.60 and the exercise price for each warrant was $4.65 per share of the Company’s Voting Common Stock, subject to adjustment (“2022 Warrant”). Between May 18, 2021, and January 2, 2022, the price for each Unit was $3.00 and the exercise price for each warrant was $3.90 per share of the Company’s Voting Common Stock (“2021 Warrant”). Prior to May 18, 2021, the price for each Unit was $2.50 and the exercise price for each warrant was $3.25 per share of the Company’s Voting Common Stock. The Company is authorized to raise up to $53,197,308 through this offering.

As of December 31, 2022, the Company has issued 4,364,646 shares of Voting Common Stock, plus 525,789 warrants to purchase Voting Common Stock, for net proceeds of $10,712,402. The funds are included in additional paid-in capital.

F-39

LEGION WORKS, INC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

NOTE 11 - COMMITMENTS AND CONTINGENT LIABILITIES

WARRANTS

Pursuant to the offering described under Note 10 Shareholder Equity – Voting Common Stock, the Company will issue warrants to purchase one-half of Voting Common Stock at a purchase price of $4.65 and $3.90 per share of common stock for 2022 Warrant and 2021 Warrant, respectively.

LEGAL MATTERS

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At December 31, 2022, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 12 - GOING CONCERN

These consolidated financial statements are prepared on a going concern basis. The Company began operation in 2019. For the period from inception to December 31, 2022, the Company has losses aggregating to $3,797,184. The Company’s ability to continue is dependent upon management’s plan to raise additional funds and achieve profitable operations. These circumstances create material uncertainties that cast significant doubt as to the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments to the carrying value and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 13 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 11, 2023, the date the consolidated financial statements were available to be issued. Based on the evaluation, no additional material events were identified which require adjustment or disclosure in the consolidated financial statements.

F-40

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

1.1	Posting Agreement (6)
2.1	Amended and Restated Certificate of Incorporation (1)
2.2	Bylaws (1)
2.3	Amendment No. 1 to Bylaws (3)
3.1	Form of Warrant (2)
3.2	Form of Warrant (5)
4.1	Subscription Agreement (2)
4.2	Subscription Agreement (5)
4.3	Subscription Agreement (6)
6.1	Stock Award Agreement (1)
6.2	Hello Bar, LLC Purchase Agreement (3)
6.3	Super Voting Common Stock Purchase Agreement Ryan Bettencourt (4)
6.4	Super Voting Common Stock Purchase Agreement Michael Kamo (4)
6.5	Super Voting Common Stock Purchase Agreement Keiran Flanigan (4)
6.6	Super Voting Common Stock Purchase Agreement Grant Bostrom (4)
6.7	Employment Agreement of Caleb Green (5)
8.1	Escrow Agreement (7)
11.1	Consent
12.1	Opinion of CrowdCheck Law LLP

____________

(1) Filed as an exhibit to the Legion Works, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11169 and incorporated herein by reference).

(2) Filed as an exhibit to the Legion Works, Inc. Report on Form 1-U (filed December 28, 2020, and incorporated herein by reference).

(3) Filed as an exhibit to the Legion Works, Inc. Report on Form 1-U (filed January 7, 2021, and incorporated herein by reference).

(4) Filed as an exhibit to the Legion Works, Inc. Annual Report on Form 1-K (filed April 30, 2021, and incorporated herein by reference).

(5) Filed as an exhibit to the Legion Works, Inc. Annual Report on Form 1-K (filed July 5, 2022, and incorporated herein by reference).

(6) Filed as an exhibit to the Legion Works, Inc. Report on Form 1-U (filed June 21, 2023, and incorporated herein by reference).

(7) Previously filed as an exhibit to this Regulation A Offering Statement on Form 1-A.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on November 21, 2023.

Legion Works, Inc.

/s/ Ryan Bettencourt
By Ryan Bettencourt, Chief Executive Officer, Chief Financial Officer and Secretary

Pursuant to the requirements of Regulation A, this report has been signed below by the following person on behalf of the issuer and in the capacities and on the date indicated.

/s/ Ryan Bettencourt
Ryan Bettencourt, Chief Executive Officer, Chief Financial Officer, Secretary and Director
Date: November 21, 2023

/s/ Michael Kamo
Michael Kamo, Chief Operations Officer and Chairman of the Board
Date: November 21, 2023

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